Exhibit 99.1

SEAN CONNOLLY PRESIDENT AND CHIEF EXECUTIVE OFFICER

Forward-Looking Statements Note on Forward-looking Statements  This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks and uncertainties include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle Foods (the “acquisition”) may not be fully realized or may take longer to realize than expected; the risk that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risks that the acquisition and related integration will create disruption to Conagra Brands and its management and impede the achievement of business plans; the risk that the acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to Conagra Brands’ ability to successfully address Pinnacle Foods’ business challenges; risks related to Conagra Brands’ ability to achieve the intended benefits of other recent and pending acquisitions and divestitures, including the spin-off of Conagra Brand’s Lamb Weston business in the second quarter of fiscal 2017 and the divestiture of Conagra Brand’s Wesson oil business in February 2019; risks associated with general economic and industry conditions; risks associated with Conagra Brands’ ability to successfully execute its long-term value creation strategies, including those in place for specific brands at Pinnacle Foods before the acquisition; risks related to Conagra Brands’ ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to Conagra Brands’ ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives, related to the acquisition and otherwise, and to benefit from trade optimization programs, related to the acquisition and otherwise; risks related to the effectiveness of Conagra Brands’ hedging activities and ability to respond to volatility in commodities; risks related to the Company’s competitive environment and related market conditions; risks related to Conagra Brands’ ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters, as well as any securities litigation, including securities class action lawsuits; risk associated with actions of governments and regulatory bodies that affect Conagra Brands’ businesses, including the ultimate impact of recently enacted U.S. tax legislation and related regulations or interpretations; risks related to the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the acquisition or otherwise; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors or due to the integration of the acquisition; and other risks described in Conagra Brands’ reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.    Note on Non-GAAP Financial Measures   This document includes certain non-GAAP financial measures, including adjusted diluted EPS from continuing operations, organic net sales, adjusted gross profit, adjusted operating profit, adjusted gross margin, adjusted SG&A, adjusted corporate expenses, adjusted equity method investment earnings, adjusted operating margin, adjusted effective tax rate, free cash flow, adjusted EBITDA. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP. Certain of these non-GAAP measures, such as organic net sales, adjusted gross margin, adjusted operating margin, adjusted effective tax rate, adjusted net interest expense, and adjusted diluted EPS from continuing operations, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.

What We Want You to Take Away from Today Why we are more excited about Conagra than ever A deeper understanding of our approach to maximizing shareholder value Confidence that we are a compelling investment opportunity 1 2 3

Compelling Investment Opportunity We have the assets… We have the processes… We have the right people and culture… … to unlock tremendous value

What I Will Cover The Path Forward How We Got Here The Conagra Way to Profitable Growth Introduction to the New Conagra Brands

What I Will Cover The Path Forward How We Got Here The Conagra Way to Profitable Growth Introduction to the New Conagra Brands

Our Roots Were in Agriculture

We Became a Global Conglomerate Farm Products Prepared Foods Grain Processing Packaged Meat/Poultry

In 2012, ConAgra Foods Set Out to Become a Leading Private Label Producer

Pattern Recognition: Parallels to Sara Lee/Hillshire Conclusion: This repeatable model could be even more effective at Conagra Challenged Conglomerate Further Complexity Compounded Challenges Recovery through Focus

Key Tenets of Hillshire Playbook Tenets Applicability to ConAgra Foods Lean cost structure Product segmentation High-power innovation capabilities Multi-faceted margin expansion Disciplined M&A

Welcome to the Team: 100-Day Deep Dive Simplification Discipline Talent Evaluation

Ralcorp Exit Was a Catalyst for Change

Furthered Our Focus Exit Spice Business Exit Distribution Business Spin-off Frozen Potato Supplier

Lamb Weston Spin-off Has Been a Tremendous Success Total Shareholder Return (Cumulative) Source: FactSet, for the period November 10, 2016 through March 29, 2019

97 Year Journey to a Branded Pureplay 1919 1971 1993 2016 2009 Branded Pure Play Diversified Conglomerate Agriculture

Embedded Strict Portfolio Management Principles (PMPs) Essential to consistent growth Refresh the core Effectively back the winners Ramp-up innovation and M&A Assign clear roles Upgrade volume base

Broke Bad Habits From To Focus on volume Focus on value creation Reliance on trade/push Reliance on brand strength/pull Undisciplined innovation Disciplined innovation Low ROI A&P support Higher ROI Brand Building

Abandoned Legacy Demand Drivers and Legacy Margins

Reduced Promoted Sales Percentage Change in % Sold on Promotion (CY2018 vs. CY2015) Source: IRI POS, MULO, CY18, Legacy Conagra

Built a Better Foundation – Value Over Volume Base Dollar Sales (% Change vs. YA) Source: IRI POS, MULO, Legacy Conagra, nine 13 week periods ending February 24, 2019 Total Retail Sales (% Change vs. YA) Base Sales Velocity (% Change vs. YA)

Modernized Iconic Brands

Strong Innovation Renewal Rate % of Annual Retail Sales from Innovation  (Legacy Conagra, Rolling 3 Years) Stated at Conagra Investor Day October 2016 IRI POS, MULO+C, Legacy Conagra, L52 week ending February 24, 2019 1

Added New Brands

Significant Margin Expansion Adj. Gross Margin Adj. Operating Margin1 +370bps +420bps Note: “Adjusted” financial measures are non-GAAP. See the end of this presentation for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. 1. Adjusted Operating Margin excludes equity method investment earnings

Strong EPS Growth Adj. Diluted EPS from Continuing Ops. +20% CAGR Note: “Adjusted” financial measures are non-GAAP. See the end of this presentation for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Unlocked Significant Value Total Shareholder Return (Cumulative) Source: Conagra Brands Analysis and FactSet, for the period August 8, 2014 through March 29, 2019

Reinvigorated the Culture Fewer layers and broader spans of control – agility, speed, and empowerment Differentiating capabilities – growth and margin expansion Right-sized: lean, self-service, and strategic outsourcing Silo-free, collaborative and fun

Inorganic Opportunity Remained Modernizing Acquisitions Tend to be smaller Consistent with emerging trends Provide platform for expansion Synergistic Acquisitions Tend to be larger Can enhance network and capabilities Can offer material economic benefit Divestitures Limited coherence with strategy/portfolio Low priority for investment Divestiture logic immediately evident M&A Framework

Pinnacle Was the Obvious Fit Strengthens Scale Enhances Frozen Platform Synergies Cultural Fit

Scale Matters Food xBeverage Total Dollar Sales in Billions (U.S. Retail – Latest 52 Weeks February 24, 2019) Source: IRI POS, MULO+C, L52 week ending February 24, 2019 LEGACY

Strong Belief in Frozen

Cultural Fit Lean AND Innovative

What I Will Cover The Path Forward How We Got Here The Conagra Way to Profitable Growth Introduction to the New Conagra Brands

We Are an ~$11.1 Billion Business Key Brands ~$11.1B Net Sales Note:  References to pro forma items include historical financial results for Pinnacle Foods prior to completion of the acquisition of Pinnacle Foods by the Company.  These items have been adjusted to align with the Company’s fiscal calendar and accounting policies to the extent that is practicable.  Comparison to pro forma results allows the Company to discuss and evaluate performance of the Pinnacle segment when a comparable period is not available due to the recency of the acquisition. Source: Net Sales figures provided in Registration Statement on Form S-4 as filed with the SEC on September 13, 2018

The Fourth Largest Food Company in America Food xBeverage Total Dollar Sales in Billions (U.S. Retail – Latest 52 Weeks February 24, 2019) Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Conagra Has One of the Broadest Store Footprints Number of Participating Categories (with +$10MM in Revenue) Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Focused Across Four Domains Shelf Stable Meals & Sides Frozen & Refrigerated Meals Snacks & Sweet Treats Condiments & Enhancers 45% 19% 23% 13% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 % of Dollar Sales

Birds Eye & Marie Callender’s Each over $1 Billion in Sales Source: IRI POS, MULO+C, Dollar Sales, L52 week ending February 24, 2019

2nd Largest Frozen Retail Business Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Total Frozen (Dollars Sales, % Change vs. YA)

Conagra Is a Top 10 Snacking Company… $17.4 Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Snacking Universe consists of: Snacks, Candy, Cookies & Crackers Aisles & Bakery Snacks, Pastry/Doughnuts, Pudding/Gelatin, Rfg Desserts, Rfg – Lunch Kits Categories Snacking Dollar Sales (Dollars Sales Billions)

Conagra Is 3rd Largest in Condiments and Sauces


Total Condiments & Sauces
(Dollar Sales)
$2.4B
$1.3B
$1.2B
$0.9B
$0.9B
KraftHeinz
SMUCKER'S
THE J.M. SMUCKER COMPANY
CONAGRA
BRANDS
Hormel Foods
Campbell's

Source: IRI POS, TSV Syndicated Categories, excluding Private Label, MULO, L52 week ending February 24, 2019
Condiments & Sauces Universe, based on IRI Landscape definition: Nut Butters, Jams/Jelly/Honey, BBQ Sauce, Pickles/Peppers/Relish/Olives, Tartar Sauce, Ketchup/Mustard, Mayo, Salad Dressing, Steak/Worcestershire Sauce, Vinegar, Meat Sauce/Marinade, Chili/Hot Dog Sauce, Cocktail Sauce, Dairy Sauce, Hollandaise/Bearnaise/Dill Sauce, Garlic Spread, Soy Sauce, AO Asian Sauce, Salsa, Picante Sauce, Taco Sauce, AO Mexican Sauce, Pasta Sauce, Hot/Cajun Sauce, Pizza Sauce, Sloppy Joe Sauce, Prep Chili, Seafood Sauce, Chutney, Marinated Veg/Fruit, Cooking Sherry/Wine

43 | CONAGRA BRANDS

And a Leader within Emerging Areas of Consumer Demand Modern Wellness Demand Modern Wellness Brands

What I Will Cover The Path Forward How We Got Here The Conagra Way to Profitable Growth Introduction to the New Conagra Brands

Our True North Profitable Growth  … one without the other is not sustainable $ $ $ $ $

Our Approach Perpetually reshape portfolio for better growth and margins Strengthen the brands we own Add new brands to make us stronger Divest brands that don’t fit

Instilling "The Conagra Way" Relentlessly principle-based Enabled by differentiated capabilities Disciplined portfolio management Repeatable & scalable processes

Relentlessly Principle-Based You can’t cut your way to prosperity Growth is essential Not all growth is created equal; consumer pull is what counts Iconic brands + modern attributes = superior velocities Innovation capability counts… you can’t fake it Lean enables agility

Our Capabilities Are Built to Serve Timeless Data-Centric Maxims… Growth pockets exist Household Penetration matters more than buying rate Successful innovation must: Feature modern attributes Understand the “job to be done” Mental and physical availability are paramount

… And Emerging Growth Levers Demand Science Precision Marketing Omni-commerce

A Consumer-First, Brand-Second Approach to Portfolio Management Flexible Assets 100+ BRANDS Consumer Demand Landscape BROAD MACRO BEHAVIOR INDIVIDUAL JOBS

Fully Competitive Contemporizing existing products Are We? Reinvent New premium products in current categories Can We? Expand New premium products into new categories Can We? Our Processes Are Repeatable & Scalable EXAMPLE: How we build superior products

Innovation Council Video

What I Will Cover The Path Forward How We Got Here The Conagra Way to Profitable Growth Introduction to the New Conagra Brands

Our Company Vision Has Not Changed Conagra has the most-energized, highest-impact culture in food. Our people persistently challenge and disrupt marketplace/business conventions and we are respected for our great brands, great food, great margins and consistent results.

Mission Strengthen Conagra’s portfolio, capabilities and culture to accelerate growth, improve margins, generate strong cash flow and maximize value creation.

Our Timeless Values Leadership Simplifying, making decisions, inspiring others, and acting like an owner External Focus Centering on the consumer, customer, competitor and investor Agility Converting insights into action with the speed of an entrepreneur Integrity Doing the right things and doing things right Broad-Mindedness Rejecting silos and embracing disciplined curiosity Results Leveraging a “refuse-to-lose” obsession with impact and value creation

Leadership Sean Connolly Chief Executive Officer Colleen Batcheler Executive Vice President, General Counsel and Corporate Secretary Dave Biegger Executive Vice President and Chief Supply Chain Officer Charisse Brock Executive Vice President and Chief Human Resources Officer Derek De La Mater Executive Vice President and President, Sales Jon Harris Senior Vice President and Chief Communications Officer Dave Marberger Executive Vice President and Chief Financial Officer Tom McGough Executive Vice President and Co-Chief Operating Officer Darren Serrao Executive Vice President and Co-Chief Operating Officer Mindy Simon Senior Vice President and Chief Information Officer

Priorities for Maximizing Shareholder Value Maintain momentum on Legacy Conagra brands Return Pinnacle’s “Big Three” to growth Deliver increased synergies Develop and engage our people Deliver on our financial commitments

Maintain Momentum on Legacy Conagra Brands Note: Packaging under development; subject to change

Current Pinnacle Challenges Executional, not structural

Return Pinnacle’s “Big Three” to Growth Note: Packaging under development; subject to change

Significant Synergy Opportunities $215MM $285MM Increased Value Capture from Synergies Costs to Achieve $355MM $320MM

Develop and Engage our People

Outlook Summary1,2 Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions) Approx. +1% Approx. +1% +1% to +2% (3 YR CAGR ending FY22) $2.03 to $2.08 $2.10 to $2.20 $2.70 to $2.80 Organic Net Sales Growth3 Adj. Diluted EPS from Cont. Ops. FY19 FY20 FY22 Committed to Solid Investment Grade Credit Rating

Go Forward Capital Allocation Policy Priority De-lever to 3.6x to 3.5x by FY21 Solid Investment Grade credit rating Debt Maintain current annualized dividend Modest increases subject to Board of Directors approval Dividend Acquisitions only if ahead of de-leveraging targets Divestitures are a potential de-leveraging accelerator M&A Only if ahead of de-leveraging targets Share Repurchase

DARREN SERRAO CO-CHIEF OPERATING OFFICER

What I Will Cover Modern Brand Building Frozen Path Forward

What I Will Cover Modern Brand Building Frozen Path Forward

Key Messages We have a unique data-centric, behavior-based approach to brand building Maintaining generational relevance requires constant product modernization and contemporization Communication, when personalized, increases effectiveness and efficiency E-Commerce has significant runway for growth 1 2 3 4

Building Strong Brands Is Critical to Business Health Superior Products Widely Distributed Communicated Effectively Pricing Power Stronger Margins EPS & Multiple Expansion Brand Building Business Impact

Brand Building Requires Greater Sophistication & Granularity Superior Products Widely Distributed Communicated Effectively Pricing Power Stronger Margins EPS & Multiple Expansion Brand Building Business Impact

A Brand Building Model for Today WHAT: HOW: Superior Products 1 Modern, Provocative & Perpetual Communicated Effectively 2 Personalized Advertising at Scale Widely Distributed 3 Omni-Commerce

Superior Products Are The Foundation of Great Brands Superior Products Modern, Provocative & Perpetual Brand size and age do not determine growth potential Brands with an outdated product portfolio will struggle to remain relevant Brand relevance is achieved by perpetually modernizing products in line with evolving consumer preferences Superior products attract new buyers and drive growth and share WHAT: HOW: 1 Did You Know…

Research relies on what people “say” This is rarely reflective of actual behavior Data analytics offers unprecedented insight into real behaviors, values and beliefs We Focus On What Consumers “Do” Not What They “Say” This is the foundation for our Innovation and Communication disciplines

We Abandoned Slow and Unreliable Research Techniques From Behavioral Data Purchase & Consumption Exploration Multidimensional, Unstructured Data Foresight Adoption Cycles & Emergent Behavior Data Science Data Integration & Predictive Analytics To Attitude & Usage Heavy Reliance on Memory, Feelings Validation Testing Idea, Concept, Messaging Traditional Research Single Use Studies, Focus Groups, Surveys $15MM in A&P Cost Savings in the Past 4 Years

Sophisticated Data Analyses Identify Granular Demand Consumer Interests Behavioral Data Data Integration

Data Provides Clear Path to Designing Superior Products Traditional Value Drivers Evolving Value Drivers Modern Nutrition Distinctive Flavors Authenticity Contemporary Forms Price Taste Convenience

Data Identifies The Right Modern Nutrition Attributes



Growth Rates by Domain
(% Change vs. YA)
Snacks & Sweet Treats
Frozen Meals & Sides
Grocery
Emerging
E.g., Organic, Non-GMO, Dairy Free, Vegan/Vegetarian
+16%
+13%
+7%
Mainstream
E.g., No Preservatives, Natural Ingredients, No/Low/Less Calories, No Hormones
+1%
+5%
(1)%
Tablestakes
E.g., Low Fat, Calcium, Low Sodium, Multigrain
+3%
(1)%
0%
Not Exhaustive

Source: IRI POS, MULO+C, L52 week ending February 24, 2019
Note: Growth/Emerging, Mainstream, Tablestakes defined by IRI attributes; Tablestakes also includes all UPCs without identified attributes

13

CONAGRA BRANDS

Data Informs Emerging Flavors and Ideal Market Entry


PAD THAI
RAMEN
+46%
4 YR Growth
+15%
4 YR Growth
INCEPTION
FINE DINING,
MIXOLOGY
ADOPTION
TRENDY RESTAURANTS,
SPECIALTY GROCERS
CONAGRA ENTRY
PROLIFERATION
CHAIN RESTAURANTS,
MAINSTREAM GROCERY
UBIQUITY

Source: Datassential's MenuTrends, Growth In Menu Penetration, Data ending December 2018

14

Data Can Also Guide Sustainability Strategies


Sustainable Packaging
$57B, +1%, +1%


Local Sourcing / Provenance
$6B, +3%, +8%


Animal Welfare
$15B +2%, +2%


Social Responsibility
$2B, +9%, +13%

(Dollar Sales, % Change vs. YA, 3 YR CAGR)

15

Source: Label Insights & IRI POS, MULO+C, L52 week ending February 24, 2019

New Product Forms and Packages Enhance Experiences Source: 1IRI POS, MULO+C, L52 weeks ending February 24, 2019; 2Numerator, Past 12 months ending February 28, 2018; 3The NPD Group/CREST® year ending December 2018, Coffee and Tea Subchannel traffic eaten at home Bowls Are the New Plate +54%1 Familiar Forms Reinvented +39%2 Away from Home at Home +14%3 (% Change vs. YA)

This Repeatable Process Builds Superior Products EXPAND FULLY COMPETITIVE RE-INVENT BETTER Within Existing Shelf Set Contemporize Existing Products BEST Within Existing Shelf Set Create New Premium Products NEW New Shelf Sets New Products into New Categories Are we? Can we? Can we?

Healthy Choice Was Viewed As an Outdated Brand Declining Dollar Sales: Declining Penetration: Heavily Discounted: Perception that this was a brand only for Boomers Modernizing the brand required more contemporary food -9% 2 YR CAGR CY 13-15 Source: 1IRI POS, MULO, CY 13-15; 2IRI Panel, All Outlets, FY 13-15 +7 pts Above Category Average, CY 13-15 -4.4 pts FY13-15 1 1 2

We Made Healthy Choice Fully Competitive New Growth Attributes Higher Quality Contemporary Design

Then We Reinvented Healthy Choice Form, Flavor & Nutrition Provocative Flavor Form, Flavor & Nutrition Sustainable Bowl

And Expanded Into New Dayparts and Lifestyles Expanded Dayparts Expanded Lifestyles BREAKFAST VEGETARIAN LOW CARB

Modernizing Big Brands Drives Outsized Growth

Healthy Choice vs Top 5 Legacy Brands
(Frozen Single Serve Meals, Absolute Dollar Change vs. YA)


+$83MM
Top 5
Competitive Legacy
Healthy Choice
($71MM)

Healthy Choice vs Top 5 Emerging Brands
(Frozen Single Serve Meals, Absolute Dollar Change vs. YA)


+$83MM
+$43MM
~2x
Top 5 Emerging Brands
Healthy Choice

Source: IRI POS, MULO+C, L52 week ending February 24, 2019
Note: Top Legacy Brands Defined as Largest Non-Conagra Brands in Frozen SSM (Stouffers, Lean Cuisine, Smart Ones, Michelina's, Boston Market);
Top Emerging Brands Defined as Fastest Growing Non-Conagra Brands >$10M in Frozen SSM (Sweet Earth, Devour, Tai Pei, Zatarain's, Amy's)

22

CONAGRA BRANDS

Constant Contemporization Drives Generational Relevance

WHAT PEOPLE SAY…

'I Rarely Eat Frozen Dinners'[1]

(% of Millennial Respondents Agreeing Completely)



30%
35%
2013
2014
2015
2016
2017

WHAT PEOPLE DO…

Dollar Growth Among Millennials[2]

(Frozen Single Serve Meals, Absolute Dollar Change vs. YA)



+$42MM
+$21MM
2x
Top 10 Emerging Brands
Marie Callender's
Healthy Choice
Banquet

Source: [1]GfK MRI "The Survey of the American Consumer®"; [2]IRI Panel, All Outlets, L52 week ending February 24, 2019

Note: Emerging Brands includes Sweet Earth, Devour, Tai Pei, Zatarain's, Amy's, Eating Well, Innovasian, Night Hawk, Saffron Road, EVOL

23

CONAGRA BRANDS

Continue to Apply Process Across Our Legacy Brands

A Brand Building Model for Today Communicated Effectively Personalized Advertising at Scale WHAT: HOW: 2 Did You Know… Digital media combined with advanced technology enables personalized advertising at scale Personalized advertising “selected just for you” increases relevance while reducing waste Conagra Connect is a repeatable, scalable system for communicating effectively today Resulting efficiencies can be invested in superior products and omni-channel distribution

Brand Building Today Requires a Shift from Past Practices What Emerging Brands Are Doing What Conagra Is Doing What Legacy CPG Is Doing EMERGING BRANDS LEGACY BRANDS MODERN MARKETING TRADITIONAL MARKETING

REACH RELEVANCE DEMOGRAPHICS INTERESTS Mass Advertising Was The Primary Lever to Build Brands

Forces Are Creating a Culture of Personalization Mobility & Connectivity Media/Device Diversification Explosion of Content Social Networking Power of Search

Millennials Are Increasingly Demanding Personalization

What Millennials Want from Brands

Millennials respond positively when:

Tailored to their CULTURAL INTERESTS	USEFUL	Tailored to their LOCATION	Tailored to their AGE
64%	62%	55%	53%

29

Source: "The Millennial Mind: How Content Drives Brand Loyalty," NewsCred. 2014

Industry Spending Is Shifting Away from Mass to Digital US Total Media Ad Spending Growth (2018 vs. 2019 Estimated % Change) Source: eMarketer “US Total and Digital Media Ad Spending Growth”, by Format/Media, 2018 & 2019; Data from December 2018 Magna Global report “Global Advertising Revenue Forecasts” Print Local TV Desktop National TV Search Video Mobile Social Mass Digital

But, CPG Efforts Fall Short on Personalizing Advertising Source: “Crawl, Walk, Run: Define Your Visions, Strategy and Roadmap for Personalization”, Gartner, January 2019 CPG recognizing the need to shift from mass to digital media But, many are still using outdated demographic targeting methods “One to One” personalizes advertising to individual interests Personalization increases relevance and reduces waste Current Personalization Efforts (% of Surveyed Marketing Leaders) 80% Demographic Focused 16% One to One 4% Other

Personalized Advertising Can Unlock Value Source: McKinsey Personalization Practice uplift potential in revenue & retention more efficient marketing and cost savings increased customer acquisition higher satisfaction & engagement 10-30% 10-20% 3-5% 5-10% Up-lift potential in revenue & retention More efficient marketing and cost savings Increased customer acquisition Higher satisfaction & engagement

Shift media investment from mass to digital Build the right team and technical capabilities Develop personalized advertising at scale Conagra Migration to a Personalization Practice

Conagra Has Increasingly Shifted Media Spend to Digital Source: Conagra Internal Data Conagra Media Spend Mass vs Digital Share (FY15 vs. FY19E)

A Repeatable, Scalable Way to Personalize Advertising MARKETING TECHNOLOGY STACK Measure, Analyze, Optimize & Retarget Data Science Consumer Interests Content Strategy Media Delivery Connection to Commerce Powered By HOW WE DO IT SUPPORTING TECHNOLOGY

We Have Invested in Enabling Technologies Customer Relationship Marketing (CRM) Social Listening Data Access & Integration Real Time Marketing Digital Analytics Automation Supporting Technology Powered By

Salesforce Video

And a Highly Specialized Cross-Functional Team Agile Scrum Methodology Data Architects Data Scientists Digital Analysts Data Visualization Specialists Business Intelligence Leads Demand Based Media Strategists E-Commerce Media Specialists Digital Video Specialists Social Media Specialists SEM / Programmatic Specialists

Personalized Advertising Using Behavioral Data TOTALLY VEGAN 26g OF PROTEIN NUTRIENT-DENSE INGREDIENTS NON-DAIRY KOREAN-INSPIRED BEEF POWER BOWL Low-Carb Plant-Based Protein Free-From AI Technology Enabled to Produce at Scale Signals Interests Advertisement PERFECT FIT FOR A LOW CARB LIFESTYLE POWER BOWLS

Personalized Ads Are More Effective and Efficient Reach Relevance Reach Similar Number of People as Mass Match Message to Individual Needs 2x More Often than Mass Results in 50% Fewer Wasted Impressions Benefits of Personalized Advertising

Advertising Production Cost Savings $30M In the Past 4 Years Simultaneously Reduced Non-Working A&P Expense

Redeploying A&P Savings to Other Brand Building Levers SUPERIOR PRODUCTS WIDELY DISTRIBUTED Higher Food Quality Modern Ingredients Clean Labels Sustainable Packaging Shelf-Ready Packaging Graphics Contemporization Omni-Channel Distribution Retailer Data Access Online Merchandising In-Store & Online Activation Retailer Media Services

Personalized Advertising via Retailer Owned Platforms Data Source Demand Pocket Customer Media Vehicles Consumer Identifier Social Paid & Organic Search Lunch Box Personalized Emails Text Message Retailer E-Commerce Shopper Card / Loyalty Data Party Snacks Road Trip Streaming Services Retailer Social Feeds

A Brand Building Model for Today Superior Products 1 Modern, Provocative & Perpetual Communicated Effectively 2 Personalized Advertising at Scale Widely Distributed 3 Omni-Commerce WHAT: HOW:

Omni-Commerce Universe Represents Significant Opportunity Brick & Mortar Door Delivery Click & Collect Home Shipment E-Commerce Famous Accounts Omni Commerce Emerging Platforms Non-Commercial

Food & Beverage: Annual Spending Online (Dollar Sales, % Share) Food E-Commerce Underdeveloped but Growing Rapidly Source: IRI POS and IRI eMarket Insights Panel, Actuals CY 17-18, Forecast CY 19-22 IRI Market Advantage and IRI eMarket Insights. Food & Beverage, Year ending data Online Share of Total F&B Spending Online

Several Challenges Have Tempered Food Growth Online Limited temperature controlled infrastructure Low value to weight ratio of food Traditional retailers focused on brick & mortar Manufacturers slow to adapt Consumers’ initial resistance to buy food online ALL OF THIS IS QUICKLY CHANGING

Source: IRI 2018 projections based on IRI POS, Numerator, Kantar, and IRI eCommerce Modeling services; Conagra Internal Analysis E-Commerce Food Models Are Rapidly Adapting Pure Play Brick & Mortar Pure Play E-Commerce In-Store $719B, +1.4% Door Delivery $2.8B, +49% Home Shipment $3.4B, +14% Click & Collect $2.0B, +99% (Dollar Sales, % Change vs. YA)

Conagra Model for Continued Omni-Commerce Success Data Access & Integration Dedicated Resources Customer Relationships Technology Infrastructure Supply Chain Excellence Capabilities Show Up & Stand Out Convert to Purchase

Show Up and Stand Out Provocative Sights & Sounds Search Is the New Shelf First Position & Above Fold From Advertisement to Purchase

Convert Interest to Purchase & Reorder Initial Purchase Upselling & Cross Selling Make the Minimum Auto-Add from Recipe Reorder Reminders Add to the List Subscription Extend Retargeting Recommendations Bundling Solutions

Conagra E-Commerce Well Developed and Accelerating Source: IRI EMI 3.0 CY16-CY18 Total eCommerce RMA Total F&B +39% +53% Conagra E-Commerce Sales (% Change vs. YA) Conagra E-Commerce vs. Category Peer Set (% Share of Dollar Sales)

Conagra Will More than Double E-Commerce Share By 2021 E-Commerce Will Be As Big As One Of Our Largest Brands Source: Conagra Internal Data Conagra E-Commerce Share of Sales (% Share of Total Dollar Sales) 2x

Wrap-Up We have a unique data-centric, behavior-based approach to brand building Maintaining generational relevance requires constant product modernization and contemporization Communication, when personalized, increases effectiveness and efficiency E-Commerce has significant runway for growth 1 2 3 4

What I Will Cover Modern Brand Building Frozen Path Forward

Wide Range of Perceptions Regarding Frozen Frozen food growth under pressure from fresh Millennials reject the idea of frozen food Pricing power of frozen is limited Frozen facing a myriad of headwinds to growth These headwinds are structural to frozen food overall

Frozen Perceptions Are Not the Reality Frozen historical challenges are a result of Gen X pressure and outdated food Today, frozen is a vibrant area, driving total store sales There is a long runway to growth in frozen Millennials, as they form families, rely more heavily on frozen Value makes frozen advantaged over away from home and fresh

Frozen Growing Faster than Any Other Department Department Performance (Dollar % Change vs. YA) Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Historically, Meals Were a Drag on Frozen CY12 CY13 CY14 Total Frozen Department vs Frozen Meals Performance (Dollar % Change vs. YA) Total Frozen Frozen Meals Source: IRI Consulting Analysis Historical Analysis, CY 12-14

Failure to Modernize the Food Left Frozen in the Cold Failure to Contemporize Anchored in the past Institutional appearance Irrelevant form & flavor Nutritionally unsophisticated

In 2015, We Began Reinventing Frozen Meals for Growth Category Reinvention Value over Volume Tail SKU rationalization Identified pockets of growth Invested in growing attributes New forms Contemporized packages

Growth in Frozen Meals Has Accelerated $57B +2.5% $53B +1.3% CY12 CY13 CY14 CY15 CY16 CY17 CY18 TTL Frozen Frozen Meals Source: IRI Consulting Analysis Historical Analysis, CY 12-18 Total Frozen Department vs Frozen Meals Category Performance (Dollar Sales, % Change vs. YA) CY 12 CY 18

Category xConagra Category Our Efforts Are Fueling Category Growth Category vs. Conagra (Dollar % Change vs. YA) Total Frozen Meals Dinners/Entrees, Pizza, Breakfast, Pot Pies & Sides Single Serve Meals Dinners/Entrees Category Category xConagra Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Higher Prices and Lower Promotional Intensity Dollars Sold on Promotion Price per Unit Legacy Conagra – Frozen Single Serve Meals (Dollar % Change vs. YA) Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Driving Outsized Growth Among Millennials Share of Frozen Single Serve Meal Buyer Growth2 (Generation Contribution to Growth) Change in Eating Occasions for Frozen Single Serve Meals1 (2015 – 2018) Source: 1The NPD Group, National Eating Trends® 2015-2018; 2IRI Panel, All Outlets, L52 week ending December 2, 2018, NBD Volume

Looking Ahead We See Tailwinds for Frozen Value Redefined Demographic Shifts Hyper-Convenience Culinary Skills

Looking Ahead We See Tailwinds for Frozen Value Redefined Demographic Shifts Hyper-Convenience Culinary Skills

Family Formation Is Key to Growth in Frozen Frozen Foods Annual Eatings per Capita (21-36 without Kids vs. 21-36 with Kids) Boomers1 Gen Xers1 Millennials2 Source: The NPD Group / 1Historical National Eating Trend (1985-2014), 2National Eating Trends® (2015-2018)

Millennials Are a Tailwind for Frozen Source: US Census Change in Population Change by Age 2000 – 2005 and 2014-2019

Millennials Are Now in the Early Stages of Family Formation 32% Kids 6+ 16% Kids <6 52% No Kids Millennials Household Composition (Age & Presence of Children) +26% +25% Annual Frozen Eating Occasions (% Change of Occasions by Household Composition) Source: The NPD Group, National Eating Trends®; 2 YR ending August 2017; Filtered IH/CFH; Pew Research Center, US Census Data

Millennial Frozen Spending is Just Getting Started Millennial Population is 30% larger than the previous generation Millennial Families with kids over six have 12% more frozen eating occasions than the previous generation Half of Millennials are still without kids Consumption will step up annually for the foreseeable future 1 2 3 4

Looking Ahead We See Tailwinds for Frozen Value Redefined Demographic Shifts Hyper-Convenience Culinary Skills

Parenting Today Leaves Less Time for Cooking Hours Spent on Child Centered Activities 3x 2x % of Meals Prepared in 30 Minutes or More 2x Source: “The Relentlessness of Modern Parenting,” The New York Times, December 2018 | The NPD Group, National Eating Trends®; 2 YR ending February 2018

High Culinary Interest but Limited Cooking Experience Average Number of Years Cooking Millennials Boomers 12 Years of Cooking Experience of Cooking Experience 44 Years Source: Instagram, US Census Median Generation Age, Conagra Internal Analysis

Frozen Provides "Assisted Scratch" Cooking Frozen is a convenient time-saving solution Providing shortcuts to fill the skill gap Empowering to achieve culinary aspirations

Looking Ahead We See Tailwinds for Frozen Value Redefined Demographic Shifts Hyper-Convenience Culinary Skills

The Total Value Equation for Frozen Has Been Redefined Contemporary Expectations of Value Consumers are paying more for superior products Fresh food is perishable Frozen better value than other meal solutions Frozen better maintains nutritional value

Consumers Are Willing to Pay for Superior Products Premium $17.4B Value $8.4B Mainstream $31.2B Frozen Category Segmentation by Pricing Tier (Dollar Sales) Frozen Category Pricing Tier Growth (Dollar % Change vs. YA, 3 YR CAGR) Value Mainstream Premium YA 3Yr CAGR YA 3Yr CAGR YA 3Yr CAGR Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Frozen Has Pricing Advantages to Other Meal Options From Scratch3 $2-15 Dining Out4 $16-37 Frozen Meals1 $3-$10 Subscription Meal Kits2 $14-$38 Meal for 2 Cost Sources:; 1IRI POS, MULO+C, L52 week ending February 24, 2019; 2Datassential Menu Trends Insider March 18, 2019; 3Wellio (Cooking from Scratch Price WFM) 4The NPD Group/CREST 2 YR ending January 2019

Nutritional Value Perception of Fresh & Frozen Is Inaccurate Fresh Stored vs Frozen Nutrient Analyses 2 YR Peer Reviewed Scientific Analysis (2017) Disproved perception that fresh produce has a higher nutritional value than frozen Fresh produce lost nutrients over time during refrigerated storage Frozen fruits & vegetables maintained nutrients better than fresh stored

High Perishability of Fresh Food Generates Waste USDA Estimates of Food Waste (Consumer % Loss) Source: National Resourced Defense Council Report, Wasted: How America is Losing Up to 40% of Its Food From Farm to Fork to Landfill, 2012 2018 Estimate from USDA maintains “food waste is estimated at between 30-40 percent of the food supply”

Millennial Frozen Video

Frozen Perceptions Are Not the Reality Frozen historical challenges are a result of Gen X pressure and outdated food Today, frozen is a vibrant area, driving total store sales There is a long runway to growth in frozen Millennials, as they form families, rely more heavily on frozen Value makes frozen advantaged over away from home and fresh

$5 Billion Frozen Portfolio Source: IRI POS, MULO+C, L52 week ending February 24, 2019

We Compete in Four Main Categories

Total Frozen **$57B | +2.1%**


33%
Meals
$18.8B
+3.4% YA
11%
Veg & Fruit
$6.4B
+2.5% YA
26%
Meat & Alt.
$14.8B
+1.3% YA
23%
Desserts
$13.4B
+1.2% YA
6%
All Other
$3.6B
+1.7% YA

(Dollar Sales, % Change vs. YA)

Conagra Frozen **$5B | +3.4%**


62%
Meals
$3.2B
+3.5% YA
22%
Veg & Fruit
$1.1B
+5.4% YA
26%
Meat & Alt.
$517MM
+2.7% YA
4%
Desserts
$214MM
-7.0% YA
1%
AO
*

(Dollar Sales, % Change vs. YA)

Source: IRI POS, MULO+C, L52 week ending February 24, 2019
*1%, All Other, $60MM | +6.3% YA

85

CONAGRA BRANDS

We Have a Growing, Scaled Frozen Business Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Frozen Parent Companies & Growth Rate (Dollar Sales, % Change vs. YA)

Strong Portfolio of Brands with Further Growth Potential >$1B Brands +2% | +5% >$500MM Brands +14% | +1% >$100MM Brands +1% | +2% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 (Dollar % Change vs. YA, 2 YR CAGR)

62% Meals $3.2B +3.5% Within Frozen, Conagra Meals Business Is $3.2B, +3.5% Pizza $66MM Breakfast $164MM Pot Pies $552MM 10% Meat & Alt. $517MM +2.7% 22% Veg & Fruit $1.1B +5.4% 4% Desserts $214MM -7.0% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Conagra Frozen Categories (Conagra Portfolio Frozen Share, Dollar Sales, % Change vs. YA) Conagra Frozen Meals (Dollar Sales, % Change vs. YA) (Share, Dollar Sales, % Change vs. YA )

Conagra Is a Leader in Meals Frozen Meals Parent Companies Size & Growth Rates (Dollar Sales, % Change vs. YA) -5.7% $165MM In Absolute Dollar Growth Source: IRI POS, MULO+C, L52 week ending February 24, 2019

American Comfort $2.7B | +3% Modern Wellness $2.1B | +2% International Cuisines $3.6B | +1% Frozen Meal Brands Compete in Large Demand Pockets (Dollar Sales, % Change vs. YA) Source: IRI POS, MULO+C, L52 week ending February 24, 2019

CONTEMPORARY COMFORT BRAND REVITALIZATION +8% VELOCITY GROWTH MIGRATED TO BOWLS Source: IRI POS, MULO+C, L52 week ending February 24, 2019

PREMIUMIZING FORM PUB STYLE POT PIES CULINARY INSPIRED Note:  Packaging under development; subject to change

CONTEMPORARY COMFORT SHEPHERD’S PIE FAMOUS LAYERED DISHES Note:  Packaging under development; subject to change

QSR INSPIRED NUGGETS & STRIPS BIG BOLD FLAVORS

PORTABLE HANDHELD MEGA STUFFED LOADED WITH CHEESE & MEAT Note:  Packaging under development; subject to change

NEVER LEAVE THE TABLE HUNGRY XL CHICKEN HIGH PROTEIN | BONE-IN CHICKEN Note:  Packaging under development; subject to change

PLANT BASED LIFESTYLE POWER BOWLS VEGETARIAN | VEGAN

LOW CARB LIFESTYLE CAULIFLOWER POWER BOWL GRAIN FREE | GLUTEN FREE Note:  Packaging under development; subject to change

BFY HANDHELDS POWER WRAP GRAIN FREE | HIGH PROTEIN Note:  Packaging under development; subject to change

KETO + PALEO MEALS MEALS evol-UTION LOW CARB | HIGH PROTEIN HEALTHY FATS Note:  Packaging under development; subject to change

BFY KID FRIENDLY PLATFORM EVOL KIDS ABF MEATS | VEGGIE-MADE PASTA Note:  Packaging under development; subject to change

MODERN COASTAL ITALIAN PREMIUM PASTA MEALS MEATLESS | AL DENTE | STUFFED Note:  Packaging under development; subject to change

CONTEMPORARY PAN-ASIAN BRAND REVITALIZATION +75% PRICING ABOVE CATEGORY AVG. Source: IRI POS, MULO+C, L52 week ending February 24, 2019

AUTHENTIC RESTAURANT-STYLE RAMEN +46% 4 YR MENU GROWTH Source: Datassential 2018 Note:  Packaging under development; subject to change

FREE-FROM LIFESTYLE VEGETARIAN PIZZA SWEET POTATO CRUST GRAIN FREE | SOY FREE Note:  Packaging under development; subject to change

Conagra’s Vegetables Business Is $1.1 Billion, +5.4% 10% Meat & Alt. $517MM +2.7% 22% Veg & Fruit $1.1B +5.4% 62% Meals $3.2B +3.5% 4% Desserts $214MM -7.0% Value Added Veg & Veg Sides $380MM +14% Plain Veg $739MM +2% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Conagra Frozen Vegetables & Fruit (Dollar Sales, % Change vs. YA) (Share, Dollar Sales, % Change vs. YA ) Conagra Frozen Categories (Conagra Portfolio Share, Dollar Sales, % Change vs. YA)

Conagra’s #1 Branded Player in Frozen Vegetables +4% +12% -5% Frozen Vegetables Parent Companies (Dollar Sales, % Change vs. YA) $1.1B $528MM $281MM Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Simplified Architecture Clear Communication Hierarchy Contemporary Graphic Design Brand Contemporization H2 | FY20 Note:  Packaging under development; subject to change

CONTEMPORARY FORM ROASTED VEGGIES SEASONED, CUT & READY TO ROAST H1 | FY20 Note:  Packaging under development; subject to change

STARCH REPLACEMENT SHREDDED VEGETABLES HIGHLY FLEXIBLE | SIDE DISH OR SOLO H1 | FY20 Note:  Packaging under development; subject to change

STARCH REPLACEMENT SPIRALIZED VEGETABLES LOW CARB PASTA SUBSTITUTE H2 | FY20 Note:  Packaging under development; subject to change

Moving Birds Eye to Modern Wellness Meals Modern Wellness $2.0B | +2.1% Reframe CASSEROLES BOWLS Source: IRI POS, MULO+C, L52 week ending February 24, 2019 (Dollar Sales, % Change vs. YA)

EAT MORE VEGGIES PASTA BAKE ZUCCHINI & LENTIL PASTA H1 | FY20 Note:  Packaging under development; subject to change

LOW CARB LIFESTYLE PASTA BOWL HIGH PROTEIN | RICED CAULIFLOWER H1 | FY20 Note:  Packaging under development; subject to change

Conagra’s Meat & Alternatives Business Is $517MM, +2.7% Fish $130MM -2% Meat Alternatives $107MM +14% Sausage $156MM +3% Poultry $123MM -1% 10% Meat & Alt. $517MM +2.7% 22% Veg & Fruit $1.1B +5.4% 62% Meals $3.2B +3.5% 4% Desserts $214MM -7.0% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Conagra Meat & Alternatives (Dollar Sales, % Change vs. YA) (Share, Dollar Sales, % Chg vs. YA ) Conagra Frozen Categories (Conagra Portfolio Share, Dollar Sales, % Change vs. YA)

Over $400MM Animal Protein Platform Sausage $461MM, +2% $156MM, +3% Fish $2.2B, -1% $130MM, -2% Poultry $7.3B, Flat $123MM, -1% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Category Performance & Conagra Performance within Category (Dollar Sales, % Change vs. YA) Category (Dollar Sales, % Change vs. YA )

Frozen/RFG Meat Alternatives Accelerating Growth

Frozen/RFG Meat Alternatives[1]
(Dollar Sales, % Chg vs. YA)



$683MM
+12%
gardein
$107MM,
+14%
Lightlife
$50MM
+7%
BEYOND MEAT
$38MM
+101%
Boca
$38MM
-9%
Quorn
$31MM
+19%
All Other
$124MM
+18%
MorningStar FARMS
$292MM,
+6%

% Consumers Choosing Meat Alternatives[2]



Vegan
6%
Vegetarian
7%
Lessitarian
26%
People who reduce their meat consumption

118

CONAGRA BRANDS

Source: [1]IRI POS, MULO+C, L52 week ending February 24, 2019; [2]IRI Growth Consulting Analysis 2018

MEAT MEAT REPLACEMENT PLATFORM BREAKFAST BOWL VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

MEAT REPLACEMENT PLATFORM BEEFLESS BURGER VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

MEAT REPLACEMENT PLATFORM WINGS VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

MEAT REPLACEMENT PLATFORM DINNER SAUS’AGE VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

MEAT REPLACEMENT PLATFORM BREAKFAST SAUS’AGE VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

B MEAT REPLACEMENT PLATFORM BA’CON VEGAN | DAIRY FREE | PLANT BASED Note:  Packaging under development; subject to change

Conagra Frozen Desserts Business Is $214MM, -7% Pies & Crusts $196MM -8% 10% Meat & Alt. $517MM +2.7% 22% Veg & Fruit $1.1B +5.4% 62% Meals $3.2B +3.5% 4% Desserts $214MM -7.0% Novelties & Sweet Goods $17MM +12% Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Conagra Frozen Desserts (Dollar Sales, % Change vs. YA) (Share, Dollar Sales, % Change vs. YA ) Conagra Frozen Categories (Conagra Portfolio Share, Dollar Sales, % Change vs. YA)

Reframing Unlocks Significant, Growing Demand Spaces Frozen Novelties $5.7B | +5% REFRAME COOKIES BARS Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Spoon-able Treats includes: SS Pudding, SS Gel, Mug Cakes, Single Serve Oats, Rfg. Pudding/Mousse/Gels/Parfaits, Single Serve SS Fruit (Dollar Sales, % Change vs. YA)

FROZEN SWEET TREATS GOOEY COOKIES PREMIUM | INDULGENT Note:  Packaging under development; subject to change H2 | FY20

FROZEN SWEET TREATS BOOM CHICKA POPS PREMIUM | INDULGENT Note:  Packaging under development; subject to change

INFUSING POWER & POSITIVITY POWER POPS NOVELTIES WITH NONE OF THE GUILT Note:  Packaging under development; subject to change

$1 Billion Refrigerated Portfolio Source: IRI POS, MULO+C L52 week ending February 24, 2019

Diverse Portfolio of Brands Across Refrigerated Whipped Topping $483MM, +6% $302MM, +1% Hot Dogs $2.4B, Flat $170MM, -3% Liquid Eggs $281MM, -5% $78MM, -15% Table Spreads $1.3B, -3% $391MM, -6% Category Performance & Conagra Performance within Category (Dollar Sales, % Change vs. YA) Category Source: IRI POS, MULO+C L52 week ending February 24, 2019 (Dollar Sales, % Change vs. YA )

CONTEMPORIZING BRAND REVITALIZATION WE BEAT ‘EM YOU EAT ‘EM Note:  Packaging under development; subject to change

CONTEMPORIZING & EXPANDING BRAND REVITALIZATION WHOLE EGGS Note:  Packaging under development; subject to change

BRAND REVITALIZATION PREMIUM MEAT CUTS Note:  Packaging under development; subject to change

Source: IRI POS, MULO+C, CY14-18 Earth Balance, a Trusted Name in Vegan Total Earth Balance Portfolio (Dollar Sales, 4 YR CAGR) +11% 4 YR CAGR

PLANT-BASED VEGAN WHIPPED TOPPING AND VEGAN EGG NON-DAIRY | NON-GMO Note:  Packaging under development; subject to change

PLANT-BASED SPREADS SPECIALTY OIL SPREADS PREMIUM PRESSED OIL Note:  Packaging under development; subject to change

CONTEMPORIZING & EXPANDING BRAND REVITALIZATION REAL CREAM | NON DAIRY

AWAY FROM HOME AT HOME BARISTA SERIES NITRO INFUSED | SWEET FOAM Note:  Packaging under development; subject to change

Wrap-Up Scaled and growing frozen business with leadership in all key categories We have leveraged The Conagra Way to contemporize and premiumize our portfolio including the newly acquired brands We see structural tailwinds that will lead to a long runway of continued growth

TOM MCGOUGH CO-CHIEF OPERATING OFFICER

Key Messages Large Snacks business with long runway of growth Highly profitable Grocery business – objectives are to reliably contribute & capitalize on growth pockets We know how to master portfolio breadth & complexity through strategy, structure, process & capabilities and will apply to Pinnacle portfolio

Snacks Mastering Portfolio Breadth & Complexity Grocery What I Will Cover

What I Will Cover Snacks Mastering Portfolio Breadth & Complexity Grocery

How We View Snacks Fastest growing occasion in food Expandable consumption Addresses desire for immediate access Low private brand presence Differentiated channel access

Conagra Has a $2 Billion Snacking Portfolio Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Conagra Is a Top 10 Snacking Company… $17.4 Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Snacking Universe consists of: Snacks, Candy, Cookies & Crackers Aisles & Bakery Snacks, Pastry/Doughnuts, Pudding/Gelatin, Rfg Desserts, Rfg – Lunch Kits Categories Snacking Dollar Sales (Dollars Sales Billions)

…and One of the Fastest Growing Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Snacking Universe consists of: Snacks, Candy, Cookies & Crackers Aisles & Bakery Snacks, Pastry/Doughnuts, Pudding/Gelatin, Rfg Desserts, Rfg – Lunch Kits Categories Snacking Universe – Top Manufacturer Overview (Dollar % Change vs. YA)

Supply Chain Efficiency Advantaged Balance Sheet Enhanced Margins We Like the Warehouse Snacks Model

Strong Portfolio of Leading Brands in Attractive Spaces Meat Snacks Popcorn Seeds Sweet Treats Specialty ~75% of sales from brands that are #1 or #2 in their respective categories Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Our Categories Are Growing Faster than Snacks Overall Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Conagra’s competitive categories include: Prepared Pudding/Gelatin & Mixes, Dried Meat Snacks, Sunflower/Pumpkin Seeds, Total Popcorn/Popcorn Oil, Salty Snacks  Industry Industry Conagra Categories Conagra Categories % Change vs. YA 3 YR CAGR Snacking Category Performance (Dollar 3 YR CAGR & % Change vs. YA, Industry vs. Conagra Categories)

We Are Building a Snacking Culture Lack of Marketing Ubiquity Slow Innovation Cycles Under-leveraged Merchandising Opportunities Limited Product Offerings and Sizes FROM “Baton-pass” Approach to Customer Selling X X X X X Marketing with Purpose Faster Innovation Driving Impulse Consumption Mastering Price/Pack Architecture TO Customer/Channel Intimacy

Acquisitions Infused Entrepreneurial Snacking Culture ANGIE BASTIAN JUSTIN “DUKE” HAVLICK

As a Result, Our Sales Momentum Has Accelerated Legacy Conagra Snacks (Dollar % Change vs. YA) LEFT Source: IRI MULO, quarterly data through February 24, 2019 RIGHT Source: IRI POS, Dollar % Change vs. YA, L13 week ending February 24, 2019, MULO & MULO+C (for Meat Snacks and Seeds Only) Popcorn +9% Meat Snacks +7% Sweet Treats +4% Seeds +3%

Animal Based Protein Plant Based Nutrition/Protein Permissible Indulgence Categories Are Supported by Strong Consumer Trends

Animal Based Protein Plant Based Nutrition/Protein Permissible Indulgence Categories Are Supported by Strong Consumer Trends

Conagra’s Meat Snacks Have Achieved Great Growth 43% All Other 21% ConAgra Brands 22% Private Label 6% 3% Old Trapper 5% +6.5% 5 YR CAGR $497MM $679MM 1 Source: IRI POS, MULO+C, L52 week ending February 24, 2019  2 Source: IRI POS, MULO+C, CY 13-18 Meat Snack Category1 (Dollar Share – $3.2 Billion) Conagra Meat Snack Performance2 (Dollar Sales, 5 YR CAGR)  CY13 CY18

STICKS % CHG. VS. YA % CHG. VS. YA CAGR CAGR 23% All Other 16% 57% Private Label 2% 1% 1% Kippered Nuggets/Bites Pickled We Lead in Faster Growing Meat Sticks Segment Source: IRI POS, MULO+C, L52 week ending February 24, 2019  Sticks $1.1B +9.9% Vs. YA +6.0% 3 Yr CAGR Jerky $1.7B +3.8% Vs. YA +4.3% 3 Yr CAGR Meat Snack Segments (Dollar Sales, % Change vs. YA, 3 YR CAGR) Meat Snack Parent Companies (Dollar Share)

We Have a Strong Portfolio of Leading Stick Brands #1 MEAT STICK BRAND #1 #1 PREMIUM MEAT STICK BRAND* #1 #1 PICKLED SAUSAGE BRAND #1 Source: IRI POS, MULO+C, L52 week ending February 24, 2019  *Premium Meat Stick Brand: Top Brands in Meat Snacks $ Sales with Premium Meat Sticks Premium Price Tier: >120 Index Price/Vol in MULO for Meat Sticks

ICONIC SNAP BOLD, SPICY HEAT COMPLEX FLAVOR Slim Jim - #1 Meat Stick $584MM Source: IRI POS, MULO+C, L52 week ending February 24, 2019

6g PROTEIN PER STICK 11g PROTEIN PER STICK 18g PROTEIN PER STICK +6% GROWTH VS. YA Source: IRI POS, MULO, L52 week ending February 24, 2019  Note:  Packaging under development; subject to change

RETAILER MARKETING BREAKTHROUGH DISPLAYS Note:  Packaging under development; subject to change

Duke’s - #1 Premium Meat Stick Brand *Premium Meat Stick Brand: Top Brands in Meat Snacks $ Sales with Premium Meat Sticks Premium Price Tier: >120 Index Price/Vol in MULO for Meat Sticks

DUKE VIDEO PROCESS

Duke’s Is The Fastest Growing Premium Stick Brand Duke’s Brand Performance1 (Dollar Sales (Millions), 3 YR CAGR) Crafted Emerging Meat Snack Brands2 (Absolute Dollar Sales (Millions) Change vs. YA) 1 Source: IRI POS, MULO+C, CY 15-18 2 Source: IRI POS, MULO+C, L52 week ending February 24, 2019, Crafted Emerging Brands: Top Brands in Meat Snacks $ Sales with Premium Meat Sticks Price Tier Premium: >120 Index Price/Vol in MULO for Meat Sticks    +31% 3 YR CAGR

FRESHLY CRAFTED SMOKED MEATS SMALL BATCH | NO HORMONES* *No Hormones Added Note:  Packaging under development; subject to change

Big Mama - #1 Pickled Sausage in the US #1 LARGEST PICKLED MEAT SNACK #1 STRONGEST MEAT SNACK IN THE SOUTH1 +13% GROWTH  VS. YA* #1 VELOCITY IN MEAT SNACKS2 *Source: IRI POS, MULO, L52 week ending February 24, 2019 1Product Development Index in Mid South and Southeast regions with $ Sales >$5,000,000 2Minimum Average weekly Total Points of Distribution > 5

Animal Based Protein Plant Based Nutrition/Protein Permissible Indulgence Categories Are Supported by Strong Consumer Trends

The Power of Seeds! Source: Information above based on single 30g serving of DAVID Sunflower Seeds Original *Excellent source of Magnesium, which offers these benefits **Good Source of Zinc, which offers these benefits, Plant based data 9 GRAMS OF PROTEIN PALEO LIFESTYLE COMPATIBLE VITAMIN E, ANTIOXIDANT NUTRIENT DENSE SUSTAIN-ABLE 55% LESS WATER

Conagra Leads Seed Category with David and BIGS Seed Brand #1 Fastest Growing Seed Brand #1 Source: IRI POS, MULO+C, L52 week ending February 24, 2019

WE DON’T DO SMALL BIGGEST & BOLDEST FLAVORS IMAGINABLE QSR INSPIRED Note:  Packaging under development; subject to change

RETAILER MARKETING BREAKTHOUGH MERCHANDISING POP, CRACK, SPIT, REPEAT

Bigger Opportunity in $13B Plant Based Protein Snacks PLANT BASED PROTEIN SNACKS $13B | +1% REFRAME HEALTHY LIFESTYLE PERMISSIBLE INDULGENCE NUTRIENT DENSE Source: IRI POS, MULO+C, Dollar Sales, % Change vs. YA, L52 week ending February 24, 2019

PORTABLE SNACKS BFY ENERGY MIXES HIGH PROTEIN | LOW SUGAR Note:  Packaging under development; subject to change

BFY POPPABLE SNACKING SEED & FRUIT CLUSTERS 6G PROTEIN | HIGH ENERGY Note:  Packaging under development; subject to change

Total Popcorn Category vs. Conagra (Dollar Sales, % Change  vs. YA) Popcorn Category Is Large and Growing Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Popcorn Categories include: Microwave, Ready to Eat, Kernel, Popcorn Oil Conagra Brands Category Meat Snack Category Dollar Share – $2.8 Billion1 Popcorn Category Segments (Dollar Sales – $2.3 Billion) 4X FASTER

Conagra Has a Strong Portfolio Across All Segments FASTEST GROWING MWPC BRAND #1 #1 FASTEST GROWING RTE BRAND #1 BRAND IN MICROWAVE, KERNEL & POPCORN OIL #1 #1 SWEET POPCORN BRAND #1 #1 GROWTH FYTD +17% #1 NOVELTY POPCORN BRAND #1 Source: IRI POS, MULO, FYTD & L52 week ending February 24, 2019

Conagra Is Leading Microwave Popcorn Growth Source: IRI POS, MULO, L52 week ending February 24, 2019 Top 5 Branded Players Microwave Popcorn (% Dollar Change. vs. YA)

Angie’s BOOMCHICKAPOP Is a Leader in RTE Popcorn Source: IRI POS, MULO, L52 week ending February 24, 2019 #1 LARGEST GROWING RTE POPCORN REAL & AUTHENTIC HUGELY FLAVORFUL AND FUN

Angie’s Crush It Video ANGIE’S VIDEO CRUSH IT

Angie’s Is the Largest Growing RTE Popcorn Brand $2.4B $2.2B Source: IRI POS, MULO, L52 week ending February 24, 2019 RTE Popcorn – Manufacturers (Absolute Dollar Sales (Millions) Change vs. YA)

Angie's Broadly Competes in Growing BFY Snacking

ANGIE'S

REFRAME

BFY SNACKING

$2.4B | +13%

3 YR CAGR

BFY **PUFFS**	BFY **CHIPS & CRISPS**	BFY **POPPED GRAINS**







(Dollar Sales, 3 YR CAGR)

Source: IRI POS, MULO+C, L52 week ending February 24, 2019
BFY Snacking includes: Cheese Snacks, Corn Snacks, Other Salted Snacks, Pork Rinds, Potato Chips, Pretzels, RTE Popcorn & Tortilla/Tostada Chips with key Health & Wellness Claims (Non GMO, Whole Grain, Organic, Vegan, Heart Claim, Protein Claim, Low Calorie)

42

CONAGRA BRANDS

Note:  Packaging under development; subject to change

Conagra Leads in Sweet RTE Popcorn 27% CATEGORY SHARE 1.5X DOLLAR VELOCITY INDEX VS. CATEGORY +2% GROWTH VS. YA* CRUNCH ‘N MUNCH #1 BRAND IN THE CATEGORY Source: IRI POS, MULO, L52 week ending February 24, 2019 *Source: IRI POS, MULO, L13 week ending February 24, 2019; Unit % Change vs. YA

INDULGENT POPPABLE SNACKS RTE SWEET POPCORN FAMOUS SNACK FLAVORS Note:  Packaging under development; subject to change

Animal Based Protein Plant Based Nutrition/Protein Permissible Indulgence Categories Are Supported by Strong Consumer Trends

Sweet Treat Brands Were Confined to Legacy Formats HOT COCOA MIX $355MM | -1.5% PUDDING & GELS $268MM | +0.6% CAKE MIXES $1.5B | -2.4% Source: IRI POS, MULO, L52 week ending February 24, 2019 (Dollar Sales, Dollar % Change vs. YA)

Reframing Unlocks Significant, Growing Demand Spaces SWEET TREATS $50.8B | +1.3% REFRAME EXPERIENTIAL PERMISSIBLE INDULGENCE Source: Conagra Brands Sweet Treat Landscape, IRI POS, MULO+C, 52 week ending October 21, 2018 3 YR CAGR (Dollar Sales, 3 YR CAGR)

TRENDING KID THEMES BRAND REVITALIZATION +3% GROWTH | TOP TIER VELOCITY Source: IRI POS, MULO, Dollar % Change vs. YA, L13 week ending February 24, 2019 Note:  Packaging under development; subject to change

NEW DAYPARTS CAFE BLENDS COCOA POWERED BY ESPRESSO Note:  Packaging under development; subject to change

Source: IRI POS, MULO, L26 week ending February 24, 2019 +9% SALES & +4 PT SHARE GROWTH BRAND RENOVATION +25% VELOCITY & -13% TPDs

Duncan Hines Innovated into Broader Snacking

The Pinterest Phenomenon



Invention Of A Category


NEW!
Duncan Hines
Perfect Size for 1
DECADENT
CHOCOLATE LOVER'S CAKE
Ready in about a minute!
4 individual pouches

Duncan Hines Perfect Size For 1

$46MM

YEAR 1 SALES[1]

~50%

INCREMENTAL VOLUME TO THE BRAND[2]

[1]Source: IRI POS, MULO+C, L52 week ending February 24, 2019
[2]Source: Conagra Internal Reporting & IRI Introsource

52

CONAGRA BRANDS

However, Execution Was Subpar BRANDING SIZE IMPRESSION PRODUCT PRODUCT RANGE PERFECT SIZE FOR 1 NO FROSTING SMALLER 34 SKUS MUG TREAT FROSTING LARGER 8 SKUS

Restaging Duncan Hines Mug Cakes to Be Competitive SIMPLIFIED BRANDING LARGER SIZE IMPRESSION UPGRADED PRODUCT WITH FROSTING OPTIMIZED SKU RANGE Note:  Packaging under development; subject to change H2 | FY20

FUN & NOVEL MUG CAKES KID THEMED H2 | FY20 Note:  Packaging under development; subject to change

FAMOUS SNACK FLAVORS CUP CAKES PORTABLE | NO MESS H2 | FY20 Note:  Packaging under development; subject to change

BETTER FOR YOU UDI’S MUG CAKES GLUTEN FREE | NEW DAYPARTS

NEW SNACKING PLATFORMS COOKIES | RFG. DESSERTS PREMIUM | INDULGENT H2 | FY20 Note:  Packaging under development; subject to change

Simplified Architecture Communication Hierarchy Contemporary Graphic Design Brand Contemporization H1 | FY20 Note:  Packaging under development; subject to change

Simplified Architecture Communication Hierarchy Contemporary Graphic Design Brand Contemporization H1 | FY20 Note:  Packaging under development; subject to change

Innovating into “Neglected Coves” Source: IRI POS, MULO+C, L52 week ending February 24, 2019 1 Other Salted Snacks (no nuts) 2 Shelf Stable & Refrigerated Fries $377MM, +8% Pork Rinds $539MM, +16% Pretzels & Mixes $2.4B, +0.4% Puffs1 $4.7B, +7% Pickles2 $1.1B, +6% (Dollars Sales, Dollar % Change. Vs. YA)

EVERYBODY LOVES FRIES FIRE FRIES SPICY | ICONIC SNAP | BOLD FLAVORS Note:  Packaging under development; subject to change

BIGGEST AND BOLDEST FLAVOR CRISPY FRIES 100% REAL POTATOES Note:  Packaging under development; subject to change

MODERN HOLIDAYS HOT MUNCHIES +7% GROWTH Source: IRI POS, MULO+C, L52 week ending February 24, 2019

PALEO PIG OUT PORK RINDS HIGH PROTEIN | LOW CARB | SPICY Note:  Packaging under development; subject to change

BFY SNACK PLATFORM TRAIL MIX & PUFFS NON-GMO | NOTHING FAKE Note:  Packaging under development; subject to change

BFY ON-THE-GO SNACKABLE PICKLES FERMENTED | LOW CARB Note:  Packaging under development; subject to change

NON-TRADITIONAL CHANNELS We Have a Long Runway of Distribution Growth TRADITIONAL CHANNELS Specialty + Dollar Foodservice Grocery Mass C-Store Travel + Leisure Non-Commercial Club Online Drug

Developing Right Price/Pack Architecture… MASS GROCERY CLUB C-STORE

…And Merchandising Vehicles Across Channels MASS GROCERY CLUB C-STORE

SPRING SUMMER FALL WINTER SEASONAL & GIFTING CATEGORY $4.3B | +2.5% CAGR Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Note:  Packaging under development; subject to change

E-Comm Is Huge for Snacks - We Are Outpacing Growth Source: Amazon Data & IRI Total E-Commerce RMA $1.6B SNACKS 2.4% E-Commerce 2.4% Brick & Mortar E-Comm $ Sales % Change All Manufacturers (L52 weeks) E-Comm is a big space CAG sales on par Outpacing competition Total Snacking E-Comm $ Sales (All Manufacturers) Of Total Company Sales

What I Will Cover Snacks Mastering Portfolio Breadth & Complexity Grocery

How We Think about Center Store Products that enhance, make meals turn-out great Dinner largest in-home occasion Condiments, Sauces, and Enhancers – growth driver Meals and Sides - reliable contributor Higher margin, strong cash generators Drives retailer trips, basket ring

$4 Billion Grocery Portfolio Source: IRI POS, MULO, L52 week ending February 24, 2019

Center Store Not Dying - Occasions and Sales Stable 1 Source: The NPD Group/National Eating Trends®, data trends for one year ending February 2018  2 Source: IRI POS, MULO, CY14-18, Center of Store = General Food Dept. excluding Snacks Categories Annual Eatings Per Capita1 (Total Occasions) Center of Store Frozen Perimeter of Store 44% 8% +1% 4 YR CAGR Center of Store Performance2 (Dollar Sales, 4 YR CAGR) 48% YE13 YE15 YE16 YE17 YE18 YE14

However, Not All Center Store Categories Are Equal Source: IRI POS, MULO, CY18 Conagra Brands Logo indicates where Conagra has $20MM+ sales Center of Store Categories % of Loss/Gain 20% 19% 13% 8% - - - - 5% 6% 8% 11% (contributes 1% or less of sales gains/losses) DECLINING STABLE GROWING

Center Store Still Plays Starring Role in the Kitchen Source: The NPD Group/CREST®  Eating Patterns in America 2018  Readily Available Widespread Use Limited Food Waste 69% OF MAIN MEALS Prepared in home use center store ingredients

Millennials Are a Center Store Sales Growth Tailwind Family Formation Need for Convenience Financially Constrained Contemporary Food Values Quick Assembly

Millennial Family Formation Will Be a Positive Catalyst 5 years later Than prior generations* *Source: CDC; The average age for Millennials at first birth vs. Boomers **Source: The NPD Group/National Eating Trends®, data for two years ending November 2018, Grocery excl. Snacks annual eatings per capita  +11% Increase in annual grocery consumption** 20+ years Millennials will still be having and raising kids Which will continue for years to come Millennials are finally growing their families And will grow their center store purchases

Demand for Convenience Is Timeless Truth +9 points Source: Pew Research Center, Comparing 2017 to 1967 +76% Increase in hours per week +159 Increase in hours per year More time spent working More households with both parents working More time spent  with children

Affordability Key - Millennials Financially Constrained Source: Pew Research Center; Federal Reserve Bank of St. Louis 20% less ‘Real wages’ earned for Millennials vs. Boomers at the same life stage 7% more Debt carried by Millennials vs. Gen X at the same life stage + Struggling with debt A different economic reality

Source: IRI POS, MULO, L52 week ending February 24, 2019 Center of Store = General Food Dept. excluding Snacks Categories Bold Flavors = Hot & Spicy, Chili/Chile, Nacho Cheese, Salsa, Barbeque, Teriyaki, AO Asian, Maple, Ranch, Dark Chocolate, Chocolate Peanut Butter Mintel; Understanding the Research on Millennial Shopping Behaviors Millennials Influenced by Contemporary Food Values 2X Millennials are twice as likely as Gen X to try new brands 36% Of kids enjoy eating international foods Dollar % Change vs. YA Global Tastes Bold Flavors Cultural Curiosity

For Millennials, Assembling Components = Cooking Source: The NPD Group/National Eating Trends®, data trends for one year ending February 2018  2 out of 3 In-home and carried dinner occasions include a center store item One "scratch" step = "homemade" meal Simplifying   cooking process Convenient and easy  can still be authentic

Center Store Products Must Evolve to Be Salient Traditional Center Store Modern Center Store

Conagra Is the 3rd Largest in Condiments and Sauces

Condiments & Sauces - Manufacturers

(Dollar Sales)


$2.4B
$1.3B
$1.2B
$0.9B
$0.9B
KraftHeinz
SMUCKER'S
THE J.M. SMUCKER COMPANY
CONAGRA
BRANDS
Hormel Foods
Campbell's

Source: IRI POS, MULO, L52 week ending February 24, 2019
Condiments & Sauces Universe, based on IRI Landscape definition (excluding Private Label): Nut Butters, Jams/Jelly/Honey, BBQ Sauce, Pickles/Peppers/Relish/Olives, Tartar Sauce, Ketchup/Mustard, Mayo, Salad Dressing, Steak/Worcestershire Sauce, Vinegar, Meat Sauce/Marinade, Chili/Hot Dog Sauce, Cocktail Sauce, Dairy Sauce, Hollandaise/Bearnaise/Dill Sauce, Garlic Spread, Soy Sauce, AO Asian Sauce, Salsa, Picante Sauce, Taco Sauce, AO Mexican Sauce, Pasta Sauce, Hot/Cajun Sauce, Pizza Sauce, Sloppy Joe Sauce, Prep Chili, Seafood Sauce, Chutney, Marinated Veg/Fruit, Cooking Sherry/Wine

86
CONAGRA BRANDS

Conagra Has a ~$1 Billion Condiments & Sauces Portfolio Source: IRI POS, MULO, L52 week ending February 24, 2019

THICKEST & RICHEST HUNT’S BEST EVER KETCHUP 100% NATURAL | NON-GMO | NO HFCS Note:  Packaging under development; subject to change

Our Thickest & Richest  Ketchup Ever Ketchup Strainer Video HUNT’S KETCHUP STRAINER

Patrick Mahomes Loves Hunts!

SMOKEHOUSE FLAVORS BBQ SAUCE NO HIGH FRUCTOSE CORN SYRUP Note:  Packaging under development; subject to change

KICK UP YOUR MEALS ROTEL HOT SAUCE HATCH CHILE | CAYENNE | JALAPEÑO Note:  Packaging under development; subject to change

CARRY-OUT COMES HOME ASIAN SAUCES NO ARTIFICAL PRESERVATIVES | GLUTEN FREE Note:  Packaging under development; subject to change

PREMIUM MEXICAN SALSAS & SAUCES FIRE ROASTED AUTHENTIC FLAVORS Note:  Packaging under development; subject to change

BOLD FLAVOR MUSTARD NON-GMO | ORGANIC INGREDIENTS Note:  Packaging under development; subject to change

Source: IRI POS, MULO, L26 week ending February 24, 2019 IMPROVED RECIPE & GRAPHICS BRAND RENOVATION +7% SALES

Conagra Has a ~$2 Billion Enhancer Portfolio Source: IRI POS, MULO, L52 week ending February 24, 2019

PREMIUMIZING SPECIALTY OILS COLD PRESSED | EXPELLER PRESSED Note:  Packaging under development; subject to change

SPECIALTY VARIETIES SAN MARZANO 100% NATURAL | NON-GMO VERIFIED

Source: IRI POS, MULO, L52 week ending February 24, 2019 BRAND RENOVATION #1 DICED TOMATO +4% GROWTH

Salad Dressing Large, Stable Category; Wish-Bone Underperforming

Pourable Salad Dressing Category Trends[1]
(Dollar Sales, 4 YR CAGR)


FLAT
4 YR CAGR
$2.3B
$2.3B
CY14
CY15
CY16
CY17
CY18

Pourable Salad Dressing[2]
(Dollar % Change vs. YA)


Category
+0%
Wish-Bone
-15%
AO Brands
+1%

[1]Source: IRI POS, MULO, Shelf Stable & Rfg. Salad Dressing, CY14-18
[2]Source: IRI POS, MULO, Shelf Stable & Rfg. Salad Dressing, L52 week ending February 24, 2019

101
CONAGRA BRANDS

Graphic Change Impaired Variety ID and Shop-ability Label Change Summer 2018 Old Label Poor Variety Identification At Point-of-Purchase

Sales Velocities Declined After Label Change Label Change Implementation Wishbone Performance (Base Sales Velocity % Change vs. YA) Source: IRI POS, MULO, Fiscal Periods data ending February 24, 2019

IMPROVED FLAVOR & GRAPHICS BRAND RENOVATION CLEAR VARIETY NAVIGATION H1 | FY20 Note:  Packaging under development; subject to change

ELEVATING THE FAVORITES LOVER’S LINE CHEESE | HEAT | VINAIGRETTE Note:  Packaging under development; subject to change H1 | FY21

DAIRY FREE DRESSINGS ALMOND MILK CREAMY VEGAN | GLUTEN FREE Note:  Packaging under development; subject to change H1 | FY21

Opportunity to Further Disrupt with Modern Attributes POCKETS OF GROWTH TO DISRUPT SALAD DRESSING Dairy-free Lifestyle Plant-Based

PLANT-BASED POWER DRESSING CLEAN INGREDIENTS | 50 CAL | VEGAN Note:  Packaging under development; subject to change

LIFESTYLE BASED KETO DRESSINGS VEGAN | WHOLE 30 | PALEO | NON-GMO Note:  Packaging under development; subject to change

Conagra Has a ~$2 Billion Shelf Stable Meals & Sides Portfolio Source: IRI POS, MULO, L52 week ending February 24, 2019

44% Frozen & Refrigerated Meals 19% Snacks & Sweet Treats 23% Condiments & Enhancers 13% Shelf Stable Meals & Sides Shelf Stable Meals & Sides 13% of Portfolio Source: IRI POS, MULO+C, L52 week ending February 24, 2019

Modern Health Premium Pockets of Growth in Shelf Stable Meals & Sides Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees +10% vs. YA +10% vs. YA Protein Multi-Packs +4% vs. YA +7% vs. YA (Dollar % Change vs. YA)

Modern Health Premium Pockets of Growth in Shelf Stable Meals & Sides Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees +10% vs. YA +10% vs. YA Protein Multi-Packs +4% vs. YA +7% vs. YA (Dollar % Change vs. YA)

Source: IRI IntroSource Panel, Chef Throwback 6 months post-launch, All Outlets, L26 week ending December 23, 2018 Category = Shelf-Stable Prepared Pasta PREMIUM QUALITY AND TASTE THROWBACK RECIPES 49% INCREMENTALITY TO THE CATEGORY

Powerhouse Brands in Regional Chili Category Source: IRI POS, MULO, L52 week ending February 24, 2019 Private Label #1 Share in South Central #2 Share in California #1 Share in West Region #2 Share in Mid-South Chili Category - Manufacturers (Dollar Share – $511 Million) All Other

Source: IRI POS, MULO+C, L52 week ending February 24, 2019 30% PRICE PREMIUM BLACK LABEL CHILI ANGUS BEEF | 29G PROTEIN Note:  Packaging under development; subject to change

Modern Health Premium Pockets of Growth in Shelf Stable Meals & Sides Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees +10% vs. YA +10% vs. YA Protein Multi-Packs +4% vs. YA +7% vs. YA (Dollar % Change vs. YA)

Conagra Driving Growth in Affordable Protein #1 VIENNA SAUSAGE BRAND Fastest GROWING BRAND #2 BRAND IN TOTAL SS MEAT CATEGORY 3X GROWTH VS. CATEGORY Source: IRI POS, MULO, L52 week ending February 24, 2019 Canned Meat Category = SS Meat/Spreads + Corned Beef Hash; Manufacturers >= $20MM Canned Meat Category (Dollar Share – $1.2 Billion) Private Label All Other

Modern Health Premium Pockets of Growth in Shelf Stable Meals & Sides Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees +10% vs. YA +10% vs. YA Protein Multi-Packs +4% vs. YA +7% vs. YA (Dollar % Change vs. YA)

Shelf Stable Multi-packs $2 Billion Segment, +9% CAGR Large Demand Space Successful Executions Sizable Opportunity +9% 4 YR CAGR Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees (Dollar Sales, 4 YR CAGR)

Modern Health Premium Pockets of Growth in Shelf Stable Meals & Sides Source: IRI POS, MULO+C, L52 week ending February 24, 2019 Shelf-Stable Meals/Sides: Beans, Breakfast Breads, Chili, Asian/Mexican Foods, Dry Meal/Side Mixes, Fresh Bread/Rolls, Hot/Cold Cereal, RTS Soup, SS Meat, SS MW Package Meals, Canned Pasta, SS Dinners/Entrees +10% vs. YA +10% vs. YA Protein Multi-Packs +4% vs. YA +7% vs. YA (Dollar % Change vs. YA)

Modern Health Growth Drivers Breakfast on the Go Carb Replacements

ON-THE-GO BREAKFAST POWER CUPS LOW CARB | GRAIN-FREE | HIGH PROTEIN Note:  Packaging under development; subject to change

BFY/PLANT BASED VEGGIE MADE PASTA NO ARTIFICIAL ANYTHING Note:  Packaging under development; subject to change

BETTER FOR YOU VEGAN MAC & CHEESE NON-DAIRY | NON-GMO Note:  Packaging under development; subject to change

What I Will Cover Snacks Mastering Portfolio Breadth & Complexity Grocery

Conagra’s Portfolio WHAT YOU SEE WHAT WE SEE 100+ BRANDS 10 focused operating verticals Inherently hedged portfolio Tremendous brand assets + capabilities Ability to fully exploit large demand spaces

Manage Portfolio Through Repeatable/Scalable System Repeatable/Scalable System applicable to the Pinnacle portfolio Operating Verticals Consumer Demand Spaces Agile Ways of Working

Operating Verticals Consumer Demand Spaces Agile Ways of Working Manage Portfolio Through Repeatable/Scalable System

100+ Brands Managed through 10 Operating Verticals 10 OPERATING VERTICALS 100+ BRANDS 4 DOMAINS

Operating Verticals = Common Customer and Supply Chain OPERATING VERTICALS 10 OPERATING VERTICALS CUSTOMER SUPPLY CHAIN Brands that share the similar: Category and Competitive Set Brands that have common: Manufacturing and T&W Sweet Treats Frozen Snacks & Sweet Treats Frozen Meals Condiments & Sauces Frozen Veg & Sides Meat Snacks & Seeds Popcorn Enhancers Meals & Sides Refrigerated Meals & Enhancers

Operating Vertical: Frozen Meals OPERATING VERTICAL: FROZEN MEALS

Optimizing Operating Verticals through Proven Playbook DRIVING SALES GROWTH EXPANDING MARGIN MAXIMIZING ROI Product Price Channel Quality Package Design Region Digital COMPETITIVE EFFECTIVENESS MASTERING COMPLEXITY TRADE PROMOTION

Competitive Effectiveness = Driving Sales Growth DRIVING SALES GROWTH Product Price Channel Quality Package Design Region Digital COMPETITIVE EFFECTIVENESS Capture sales opportunities within existing category growth pockets Close competitive gaps in brand’s in-market execution Powered by advanced analytics

Competitive Effectiveness: Driving Brand Growth CHALLENGES DATED PACKAGING 3 1 ANCHORED AT $1 HEAVILY PROMOTED COMPETITIVE EFFECTIVENESS QSR INSPIRED, HIGHER QUALITY MEALS 2 MODERNIZED PACKAGING 3 1 +116% PRICE PREMIUM FOOD LACKING QUALITY & OUTDATED RECIPES 2 Source: IRI POS, MULO, L52 week ending February 24, 2019 Eroding Sales & Losing HH Penetration +22% Growth

EXPANDING MARGIN MASTERING COMPLEXITY Mastering Complexity = Expanding Margins DEMAND SUPPLY Assortment Optimization Price/Pack Architecture Promo/Demand Shaping Innovation Pipeline Margin By Design Supply Chain Optimization Understand demand & supply interdependencies Led by dedicated cross-functional teams

Mastering Complexity: Unlocking Trapped Margin

CHALLENGES	MASTERING COMPLEXITY
1 COMPLEX INGREDIENT PANTRY	**1** SIMPLIFIED, HIGHER QUALITY INGREDIENTS
2 OVERDELIVERING ON SIZE	**2** MODERNIZED & RIGHT SIZED PRODUCT
3 LONG TAIL OF LOW VALUE SKUS	**3** OPTIMIZED SKUs - (7)% TPDS
Growing Sales + Buyers But Margin Trapped in **Product Design**	**+300 bps** Gross Margin **+7%** Velocity



Marie Callender's
NEW ORLEANS STYLE
CHICKEN ALFREDO
BOWL
Creamy Blackened Seasoned Alfredo Pasta with Chicken Breast, topped with Red Bell Peppers and Onions
23G OF PROTEIN
No Preservatives
No Artificial Flavors | No Artificial Colors
KEEP FROZEN: MUST BE COOKED THOROUGHLY
NET WT 11 OZ (312g)
440

Source: Conagra Internal Data

137

CONAGRA BRANDS

MAXIMIZING ROI TRADE PROMOTION Trade Promotion = Improving ROI Improve trade ROI for mutual benefit Traditional trade promotional tactics increasingly less effective Reprogram investment to higher impact retailer marketing platforms Dedicated team utilizing advanced analytics and a disciplined process

Improved Trade Promotion Productivity LEAST PROMOTED SUBSIDIZING LESS HIGHER PRICE $100MM+ Gross Profit Improvement in 3 Years Source: IRI POS, MULO, Legacy Conagra, L52 week ending February 24, 2019 % Volume Any Merchandising % Subsidized Base Dollars Current 3 Years Ago Current 3 Years Ago Current 3 Years Ago Price per Unit

Conagra Is One of the Least Promotionally Reliant Companies Source: IRI POS, MULO, Legacy Conagra, L52 week ending February 24, 2019 -6.5 pts vs. 3 YA

Sales Driven by Non-promoted Sales and Higher Velocities Source: IRI POS, MULO, Legacy Conagra, nine 13 week periods ending February 24, 2019 Total Retail Sales (% Change vs. YA) Base Sales Velocity (% Change vs. YA) Base Dollar Sales (% Change vs. YA)

Operational Verticals Consumer Demand Spaces Agile Ways of Working Manage Portfolio Through Repeatable/Scalable System

Capturing Maximum Demand in High Growth Spaces CONSUMER DEMAND SPACES We manage consumer demand spaces horizontally across brands and temperature states to appeal to more consumers in more occasions. BETTER FOR YOU ANIMAL-BASED PROTEIN PLANT-BASED NUTRITION

Accelerating Growth through Proven Playbook DEMAND SCIENCE JOBS TO BE DONE LAWS OF GROWTH IDENTIFYING HIGH GROWTH DEMAND SPACES UNDERSTANDING CONSUMER SOLUTIONS GROWING CONSUMERS & OCCASSIONS

BETTER FOR YOU POWER PLATFORM Note:  Packaging under development; subject to change

PLANT-BASED NUTRITION PLATFORM Note:  Packaging under development; subject to change

ANIMAL-BASED PROTEIN PLATFORM Note:  Packaging under development; subject to change

Category Verticals Consumer Demand Spaces Agile Ways of Working Manage Portfolio Through Repeatable/Scalable System

Working with the Speed of an Entrepreneur Agile Organization Contemporary and Collaborative Space Fewer layers and broader spans of control Silo free & collaborative Leaders who are operators Innovation Councils increase cycle time through rapid prototyping and iteration

Dave Biegger CHIEF SUPPLY CHAIN OFFICER

Key Messages Supply Chain will exceed our 2016 Investor Day commitments and deliver an additional $1.1B in value by end of FY22. We will continue to strengthen our capabilities to ensure successful delivery of our Innovation and Growth agenda. Our success is driven by our culture, highly engaged people, and proven, systemic approaches.

What I Will Cover Differentiated Culture Our Results What We Will Deliver

What I Will Cover Differentiated Culture Our Results What We Will Deliver

Differentiators Are People, Culture, and Our Approach Supply Chain Vision One team, defined by innovative solutions, differentiated by inspired people, delivering the unimaginable High Performance Organization (HPO)

Differentiators Are People, Culture, and Our Approach Supply Chain Vision One team, defined by innovative solutions, differentiated by inspired people, delivering the unimaginable High Performance Organization (HPO)

Pillars of Supply Chain Vision Our People We choose this for ourselves Our Organization We choose this culture Our Communities We choose to be socially responsible Our Commitments We choose these results

Power of Our Supply Chain Vision Development Process Involvement  Declaration - “One Team” Focus areas Volunteers - “Grass Roots” Commitment to make the Vision a reality

Differentiators Are People, Culture, and Our Approach Supply Chain Vision One team, defined by innovative solutions, differentiated by inspired people, delivering the unimaginable High Performance Organization (HPO)

Key Elements of HPO Engagement and ownership: careers rather than jobs Multi-skilled: leadership, operational, technical mastery Flexible teams that flow to the work Empowered, self-directed teams Pay for skills and contributions Fundamental Principles of HPO Respect for capability of all Principle-driven organization Total employee involvement Common objectives Continuous improvement Decision making occurs at all levels Building HPO Capabilities in Our Manufacturing Operations

The Power of HPO More capable and engaged hourly workforce Tapping into latent talent and capabilities Leadership and deep ownership at every level of Supply Chain Self-directed teams Differentiated Results Cost, Safety, Service and Quality HPO approach is repeatable and scalable 26% FY18 Manufacturing Labor Cost  (Reduction with HPO) Monthly labor cost

What I Will Cover Differentiated Culture Our Results What We Will Deliver

We Will Deliver on Commitments From 2016 Investor Day 2016 Commitments  $900MM Progress  $925MM Realized Productivity $500MM (3 years ending FY20) $500MM (3 years ending FY19F) Working Capital $400MM (3 years ending FY19) $425MM (3 years ending FY19F) Growth Improved innovation execution and speed-to-market Supply Chain a key enabler of growth

We Will Deliver on Commitments From 2016 Investor Day 2016 Commitments  $900MM Progress  $925MM Realized Productivity $500MM (3 years ending FY20) $500MM (3 years ending FY19F) Working Capital $400MM (3 years ending FY19) $425MM (3 years ending FY19F) Growth Improved innovation execution and speed-to-market Supply Chain a key enabler of growth

Manufacturing Materials Network Optimization Key Drivers to Deliver $500MM in Realized Productivity

Key Drivers to Deliver $500MM in Realized Productivity Manufacturing Materials Network Optimization

Conagra Performance System (CPS) Legacy Conagra Frozen Efficiency What Is CPS? How It Has Driven Value +6.5% $100MM per year in savings Reliability TPM HPO Integrated Systemic Approach TPM = Total Productive Maintenance

Manufacturing Materials Network Optimization Key Drivers to Deliver $500MM in Realized Productivity

Mastering Complexity Introduced 2016 Investor Day Mastering Complexity Margin By Design Innovation Pipeline Supply Chain Optimization Price Pack Architecture Assortment Optimization Promo/Demand Shaping

“Margin By Design” Approach to Material Savings Mastering Complexity Margin By Design Contemporizes ingredient pantry Designed for scale Flexible recipes Enabled by technology platforms Margin By Design Innovation Pipeline Supply Chain Optimization Price Pack Architecture Assortment Optimization Promo/Demand Shaping Improves consumer experience at a lower cost

Margin By Design Examples Culinary at scale Creating sauces using fresh ingredients Reduces high cost flavors while improving product Contemporized recipe Simplified ingredients Cleaner label at lower cost Plastic to paper Improved consumer experience Lower cost Packaging Ingredients How We Make

New Approach Has Elevated Materials Savings Performance Mastering Complexity and Margin By Design ramp up $21MM $23MM $50MM +115% +11% Materials Design Savings

Driving Value Through Supplier Excellence Most critical suppliers Strategic versus transactional approach Joint business planning and reviews Balanced scorecard approach What Is Supplier Excellence? How It Drives Value Financial: Productivity and working capital Operational Excellence: Service and quality Innovation: Broadens source of ideas, reduces cycle time

Unlocking Value Through Supplier Excellence Supply risk mitigation for vanilla sourced from Madagascar Multi-functional Value Chain Loss Analysis completed with supplier Resulted in a new formulation Improved material reliability Reduced cost by ~$2MM Simplified the Supply Chain Maintained consumer experience

Results of Supplier Excellence Approach 70% of spend delivering 3%+ in annual productivity savings 75% of suppliers at payment term targets Multiple innovation improvement wins Year-over-year improvement in total scorecard metrics Win-win relationships with sustainable results

Manufacturing Key Drivers to Deliver $500MM in Realized Productivity Materials Network Optimization

Network Optimization Approach M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 3 4 5 1 2 4 5 Transformative Change 3

M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 5 1 2 4 5 3 Transformative Change Network Optimization Approach 1,400 bps margin improvement Quality

Network Optimization Approach M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 5 1 2 4 5 3 Transformative Change

Network Optimization Approach 1,200 bps margin improvement Innovation capability M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 5 1 2 4 5 3 Transformative Change

Network Optimization Approach Modernizing acquisitions Average 480 bps margin improvement M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 5 1 2 4 5 3 Transformative Change

Fiber Bowl Technology Network Optimization Approach M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 5 1 2 4 5 3 Transformative Change

Network Optimization Approach M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 3 4 5 1 2 4 5 Transformative Change 3

Key Drivers to Deliver $500MM in Realized Productivity Manufacturing Materials Network Optimization

We Will Deliver on Commitments From 2016 Investor Day 2016 Commitments $900MM Progress $925MM Realized Productivity $500MM (3 years ending FY20) $500MM (3 years ending FY19F) Working Capital $400MM (3 years ending FY19) $425MM (3 years ending FY19F) Growth Improved innovation execution and speed-to-market Supply Chain a key enabler of growth

On Track to Deliver $425MM Working Capital Improvement Key Drivers Disciplined ownership of Working Capital across entire organization Improvement across all levers 43% Working Capital1 Reduction 24 Day Cash Conversion Cycle Improvement $541 Notes: 1. Working capital defined as net accounts receivable plus inventory less accounts payable.  Balances have been adjusted to remove the balances of divested and exited businesses from the FY16 balances and the balances of acquired businesses from the FY19 estimate.  Where specific accounts receivable and accounts payable metrics were not available, the Company included its best estimates. 2. See the end of this presentation for a reconciliation to the most directly comparable GAAP measure 3. The inability to predict the amount and timing of future items makes a detailed reconciliation these forward-looking financial measures impracticable ~ 2 3

We Will Deliver on Commitments From 2016 Investor Day 2016 Commitments $900MM Progress $925MM Realized Productivity $500MM (3 years ending FY20) $500MM (3 years ending FY19F) Working Capital $400MM (3 years ending FY19) $425MM (3 years ending FY19F) Growth Improved innovation execution and speed-to-market Supply Chain a key enabler of growth

Key Drivers Organizational agility Cross-functional collaboration Clarity and alignment Leaner organization Disciplined SKU assortment Disciplined Performance to Upgrade Quality of Volume Base Note: Chart is Legacy Conagra only. Executed on 5,000+ SKUs in past 3 Years 1,400 Renovated 700 Innovated 900 Acquired 2,100 Discontinued

Disciplined Approach Has Led to Margin Improvement Implementing Value Over Volume Return to Profitable Growth Refrigerated & Frozen pivoted to profitable topline growth +40 bps Note: “Adjusted” financial measures and organic net sales are non-GAAP. See the end of this presentation for a reconciliation of these measures to the most directly comparable GAAP measures. Organic Net Sales excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions). Adjusted operating margin excludes equity method investment earnings. 1 2

Results Delivered in a Dynamic Environment Changes in Operating Environment Increased customer requirements Higher inflation Multiple acquisitions and divestitures Leaner organization Enablers of Strong Results Our culture of engagement Disciplined processes Cross-functional alignment and collaboration Our approach is repeatable and scalable

What I Will Cover Differentiated Culture Our Results What We Will Deliver

$300MM $825MM Working Capital Realized Productivity Synergies $1.1 Billion by the end of FY22 Growth $706MM $119MM Will Apply Proven Playbook to Deliver New Commitments Note: Commitments are for FY’20-FY’22

Will Apply Proven Playbook to Deliver New Commitments $300MM $825MM Working Capital Realized Productivity Synergies Growth $706MM $119MM Note: Commitments are for FY’20-FY’22

Will Deliver $825MM in Savings by End of FY22 Productivity Approach Consolidate programs leveraging “best of best” Materials Margin By Design, Supplier Excellence Program CPS Implement in Pinnacle plants and continue in Legacy Conagra plants Network Optimization Execute plant network opportunities, increase focus on distribution Realized Productivity & Synergies

Will Deliver $825MM in Savings by End of FY22 Productivity Approach Consolidate programs leveraging “best of best” Materials Margin By Design, Supplier Excellence Program CPS Implement in Pinnacle plants and continue in Legacy Conagra plants Network Optimization Execute plant network opportunities, increase focus on distribution Realized Productivity & Synergies

Merging Complimentary Productivity Programs Fully cross-functional team Mastering Complexity playbook Margin By Design Supplier engagement Competitive analysis Maximizing Value through Productivity “Saving is everyone’s job” culture Robust productivity governance Productivity linked with Integrated Business Planning Pinnacle MVP Conagra Brands We will combine strong capabilities with strong processes

Realized Productivity Is Better Metric than Gross Productivity Realized Productivity Net of Productivity projects and operational offsets Uses actual market inflation Gross Productivity Reflects only positive impact of projects Reconciliation to P&L leads to “backing into” inflation Productivity & Inflation results overestimated, but net out on P&L Benefits of Realized Productivity Accurate inflation view supports pricing discussions with customers Clear bottom line impact to P&L Drives more accountability to deliver positive actions and minimize issues

Will Deliver $825MM in Savings by End of FY22 Productivity Approach Consolidate programs leveraging “best of best” Materials Margin By Design, Supplier Excellence Program CPS Implement in Pinnacle plants and continue in Legacy Conagra plants Network Optimization Execute plant network opportunities, increase focus on distribution Realized Productivity & Synergies

Materials is Largest COGS Spend and Savings Pool ~$7.8 Billion Combined Annual COGS Spend ~$5 Billion Materials Basket Materials 64% Manufacturing 20% Other 2% Logistics 14% Margin By Design and Supplier Excellence will deliver more than half of the $825MM target

Will Deliver $825MM in Savings by End of FY22 Productivity Approach Consolidate programs leveraging “best of best” Materials Margin By Design, Supplier Excellence Program CPS Implement in Pinnacle plants and continue in Legacy Conagra plants Network Optimization Execute plant network opportunities, increase focus on distribution Realized Productivity & Synergies

CPS Will Be Applied to Legacy Pinnacle Plants + 10% + 26% 250 bps margin increase Frozen Vegetable Lines Efficiency Gluten-free Line Throughput CPS Initial wins have come quickly and been impactful Reliability TPM HPO TPM = Total Productive Maintenance Base 30 Days Base 30 Days

Will Deliver $825MM in Savings by End of FY22 Productivity Approach Consolidate programs leveraging “best of best” Materials Margin By Design, Supplier Excellence Program CPS Implement in Pinnacle plants and continue in Legacy Conagra plants Network Optimization Execute plant network opportunities, increase focus on distribution Realized Productivity & Synergies

Will Continue to Use Same Network Optimization Approach M&A synergies Outsource Build new capacity or capabilities Consolidate footprint Industry partnerships 1 3 4 5 1 2 4 5 Transformative Change 3

Consolidation Approach Over Past Seven Years Generated over $250MM per year in ongoing savings Guiding Principles for Plant Consolidation: Complimentary and underutilized assets Major non-ROI infrastructure capital spending is imminent Structural operating and/or overhead costs better solved Raw material or customer demand geographical disadvantages eliminated Existing plant floorspace available (or low cost to add)

Perception That Major Consolidation Remains an Opportunity Pinnacle integration creates new major opportunities Many plants in same geography easily combined Plants in same categories easily combined Selective synergy opportunities Proximity not a factor Only if underutilized and complimentary assets Consolidation will continue to be an opportunity, but not large scale Reality Perception

Rapidly Changing Environment Requires New Solutions Strategic Focus: Distribution Network Customer Requirements Pinnacle Acquisition Transportation Channel Expansion Service expectations Speed and accuracy paradigm Weeks/days/ hours/minutes Evolving transportation industry Driver shortages Truck utilization Overlapping customers and geographies Redundancies in distribution centers Go-to-market capabilities

Focus on Serving Customers and Supporting Growth Tailored network that delivers improvements in: Cost Service Ability to serve multiple channels Optimize number of distribution centers Leverage technology Evolve planning systems and operating strategy Invest in channel capability Expected Outcomes What We Will Do

Productivity Approach Materials CPS Network Optimization Using These Levers Will Deliver $825MM by End of FY22 $706 $119 COGS Synergies Realized Productivity $825MM

Will Apply Proven Playbook to Deliver New Commitments $300MM $825MM Working Capital Realized Productivity Synergies Growth $706MM $119MM Note: Commitments are for FY’20-FY’22

Will Deliver Another 30% Reduction in Working Capital Three year commitment of $300MM reduction in Working Capital Terms Extension Continue Legacy Conagra Apply to Pinnacle Inventory Operating flexibility Network strategy

Will Deliver an Additional $1.1B by End of FY22 Working Capital Savings 2016 Investor Day 2019 Investor Day $900MM $925MM $1.1B Working Capital Savings

Will Apply Proven Playbook to Deliver New Commitments $300MM $825MM Working Capital Realized Productivity Synergies Growth $706MM $119MM Note: Commitments are for FY’20-FY’22

Implementing Culinary Capabilities in Manufacturing Contemporizing ingredients: Simplifying ingredient pantry Whole or minimally processed ingredients Sustainable sources Innovative culinary, engineering and manufacturing capabilities: Flavor development Late stage customization Provocative food presentation How We Source How We Make Kitchen of the Future

Methods of Product/Process Development (MOPD) 8. Transfer to Manufacturing 1. Possible Technologies 2. Evaluation 3. Product/ Process Learning 4. Process/ Product Definition 5. Basis for Scale-up 6. Technical Readiness 7. Production Capability Verification Learning Definition Readiness Start-up Transfer Mastering MOPD increases organizational capacity and agility Systematic, structured, multi-functional approach to deliver new product initiatives Predictable and efficient process Quality product introductions right the first time, and on time Efficient use of limited resources Why use MOPD? What is MOPD?

Vertical Start-Ups Traditional Approach Vertical Start-up Approach EFFICIENCY START UP COST GOAL $ START UP EFFICIENCY START UP COST GOAL $ START UP Goal: 50% Reduction Improves speed-to-market, reduces cost and increases technical skills

Wrap-Up Supply Chain will exceed our 2016 Investor Day commitments and deliver an additional $1.1B in value by end of FY22. We will continue to strengthen our capabilities to ensure successful delivery of our Innovation and Growth agenda. Our success is driven by our culture, highly engaged people, and proven, systemic approaches.

Dave Marberger CHIEF FINANCIAL OFFICER

Key Messages We have made significant progress reshaping Legacy Conagra over the last four years The acquisition of Pinnacle is the next step forward in our value creation playbook Our long-term targets and capital allocation policy create a compelling investment opportunity 1 2 3

What I Will Cover Our Journey Continuing the Transformation With Pinnacle The New Conagra Brands

What I Will Cover Our Journey Continuing the Transformation With Pinnacle The New Conagra Brands

Four Years Ago ConAgra Foods Was… A conglomerate Allocating resources to both branded businesses & private label Reporting weak margins Lagging peers across key metrics Struggling to grow profitably Pushing volume at the expense of profitability

As the Newly Minted Conagra Brands, We Committed to Transform the Business

Investor Day 2016 Commitments Through FY20[1,2]	
Organic Net Sales[4] (3 YR CAGR)	+1% to +2%
Adjusted Operating Margin[3] (reflecting pension accounting changes)	~15.5%
Adjusted EPS Growth (3 YR CAGR)	+10%
Working Capital Savings (3 YR CAGR ending FY19)	$400MM

Conagra Is On Track to Deliver Its Commitments

Note: Assumes no additional acquisitions or divestitures.
1. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable
2. "Adjusted" financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures
3. Adjusted operating margin excludes equity method investment earnings and has been restated for pension accounting
4. Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions)

7
CONAGRA BRANDS

Heavy Lifting Led to a Higher-Quality Business

Operational

- Value Over Volume
- $200MM SG&A reduction program
- $100MM trade efficiency program

Divestitures & Spin

- Lamb Weston
- Spicetec
- JM Swank
- Private Brands
- Trenton
- Del Monte Canada
- Wesson Oil

Acquisitions

- Frontera
- Thanasi
- Angie's
- Sandwich Bros.

Cultural

- New Management
- New Vision, Mission, Values
- New Headquarters

Higher-quality net sales base
Modernizing brands to meet consumer preferences

Increased margins
Effectively pulling our six margin levers

Better growth prospects
Investing meaningfully behind innovation

8

Our Actions Show in the Numbers Organic Net Sales Growth3 Adj. Operating Margin2 Adj. Diluted EPS from Cont. Ops. Note: “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable. Guidance assumes no additional acquisitions or divestitures. Adjusted operating margin excludes equity method investment earnings and has been restated for pension accounting Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions) 1

Cash Deployment over the Last Four Years Strategic Acquisitions CapEx Share Repurchases Dividends Cumulative Business Investment $1.7 billion Cumulative Shareholder Return $3.6 billion Note: Time period shown inclusive of FY15 through FY18 $1.0 billion $700 million $1.6 billion $2.0 billion

What I Will Cover Our Journey Continuing the Transformation With Pinnacle The New Conagra Brands

Pinnacle Is the next Step in Our Transformation Strategic Rationale Leading brands Complementary businesses Increased scale Enhanced frozen position Robust innovation platform Financial Rationale Attractive top-line prospects Significant synergies IRR > WACC EPS accretion Strong cash flow generation

Key Pinnacle Integration Milestones on Track Employees transition to Chicago & Omaha by FY20 Q1 Corporate SAP conversion FY20 Q1 Plant SAP conversions over the next two years Closed acquisition FY19 Q2 Re-confirmed strategic priorities post-close Majority of key milestones will be complete less than one year post-close

Cost Synergies Expected to Exceed Initial Targets

$285MM Updated Estimate
Favorable $70MM vs. Previously Communicated


Trade Efficiency
COGS
SG&A + A&P
$215MM
$99MM
$116MM
$285MM
$20MM
$119MM
$146MM
Original
Updated

Expected Synergy Timing
• ~55% achieved by end of FY20 • ~95% achieved by end of FY21

Synergy Update
• Trade • Procurement • Systems • Contracts • Headcount • Real Estate

Strong Synergies Compared to Past CPG Deals[1]
(Synergies as % of Target's Net Sales)


9.2%
8.0%
Conagra + Pinnacle
Peer Median

1. Source: Company filings, press releases, news reports, investor presentations, wall street research

14

CONAGRA BRANDS

Cash Costs to Achieve Favorable to Original Expectations

$320MM Updated Estimate
Favorable $35MM vs. Previously Communicated



$355MM
$320MM
CapEx
OpEx
$142MM
$213MM
$85MM
$235MM
Original
Updated

OpEx

- System integration
- Vendor transition
- Headcount

CapEx

- Closures
- Systems
- Repatriation

Costs to Achieve Update

- Eliminated lower-ROI network consolidation investments
- Additional OpEx drives additional synergies and supports systems conversion

Cash Costs Expected

- ~65% by end of FY20
- ~95% by end of FY21

15

CONAGRA BRANDS

Pinnacle Turnaround Cadence Synergy capture accelerates FY20 Q2 Introduction of innovation FY20 H2 Consumption & distribution declines moderate FY20 H2

What I Will Cover Our Journey Continuing the Transformation With Pinnacle The New Conagra Brands

FY18 Pro Forma Net Sales Key Brands ~$11.1B Net Sales Note: References to pro forma items include historical financial results for Pinnacle Foods prior to completion of the acquisition of Pinnacle Foods by the Company. These items have been adjusted to align with the Company’s fiscal calendar and accounting policies to the extent that is practicable. Comparison to pro forma results allows the Company to discuss and evaluate performance of the Pinnacle segment when a comparable period is not available due to the recency of the acquisition. Source: Net Sales figures provided in Registration Statement on Form S-4 as filed with the SEC on September 13, 2018

Reiterating FY19 Guidance[1,2]

Total Conagra

Key Financial Metrics	Latest FY19 Guidance
Organic Net Sales Growth[4] (excl. Trenton impact)	Approx. +1%
Adj. Gross Margin	Below Range 29.3% to 29.6%
Adj. Op Margin[3]	Above Range 14.9% to 15.2%
Adj. Effective Tax Rate	24% to 25%
Adj. Net Interest Expense	Below Range $390MM to $395MM
Avg. Diluted Shares	~446MM
Adj. Diluted EPS from Cont. Ops.	$2.03 to $2.08
FY19 Synergies	Above $20MM
FY19 Transaction-Related Amortization	$17MM

Pinnacle

(incl. Pinnacle-related corporate expense)

Key Financial Metrics	Latest FY19 Guidance
Reported Net Sales	$1.71B to $1.73B
Adj. Op Margin[3]	Near High-End 14.6% to 14.9%

Note: Assumes no additional acquisitions or divestitures.

1. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable
2. "Adjusted" financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures
3. Adjusted operating margin excludes equity method investment earnings
4. Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions)

19

CONAGRA BRANDS

Preliminary FY20 Outlook1,2 Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions) Metric Preliminary FY20 Outlook Organic Net Sales Growth3 Approx. +1% Adj. Diluted EPS from Cont. Ops. $2.10 to $2.20

Financial Progress Accelerates Through FY221,2 Metric Target Organic Net Sales Growth4 (3 YR CAGR ending FY22) +1% to +2% FY22 Adj. Operating Margin3 18% to 19% FY22 Adj. Diluted EPS from Cont. Ops. $2.70 to $2.80 Free Cash Flow Conversion (% of Adj. Net Income; 3 YR avg. ending FY22) 95%+ Leverage Ratio (Net Debt to LTM Adj. EBITDA) 3.6x to 3.5x in FY21 Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures, organic net sales (excl. Trenton) and free cash flow are non-GAAP financial measures Adjusted operating margin excludes equity method investment earnings Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions)

Key Factors Driving Sales Growth1,2 Frozen growth above category Snacks growth in-line or above category Maintain share in lower growth categories Condiments and enhancers becoming fully competitive Trade efficiency synergies +1% to +2% Organic Net Sales3 CAGR Through FY22 (3 YR CAGR ending FY22) The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions)

Margin Expansion Attributable to Multiple Factors Sales Gross Margin COGS SG&A / A&P Innovation Realized Productivity Pricing/Trade Customer Investments Channel & Brand Mix Synergies Lean SG&A Brand Investments Synergies Inflation 18% - 19% Adj. Operating Margin1,2,3 (Full-year FY22) Product & Packaging Investments Sales & COGS Mix Synergies Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures Adjusted operating margin excludes equity method investment earnings

Key Drivers of EPS Growth Organic Net Sales Growth3 Synergies Margin Expansion Wesson Divestiture, Interest Expense & Share Count Tax Rate $2.03 to $2.08 $2.70 to $2.80 JV Income Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and organic net sales (excl. Trenton) are non-GAAP financial measures Organic net sales growth (excl. Trenton) excludes the impact of foreign exchange, the Trenton facility sale, and divested businesses, as well as acquisitions (until the anniversary date of the acquisitions) 1,2 1,2 Full Year of Pinnacle

Free Cash Flow to Increase Rapidly Annual Free Cash Flow2,4 (Dollars in Millions) Key Drivers Adjusted earnings growth OpEx to achieve synergies: $235MM CapEx: 3% to 4% of net sales Incl. $85MM of CapEx to achieve synergies $300MM of working capital improvements 95%+ FCF2,4 Conversion (% of Adj. Net Income; 3 YR avg. ending FY22) Note: Assumes no additional acquisitions or divestitures. The inability to predict the amount and timing of future items makes a detailed reconciliation of these forward-looking financial measures impracticable “Adjusted” financial measures and Free Cash Flow (FCF) are non-GAAP financial measures. See the end of this presentation for a reconciliation of this measure to the most directly comparable GAAP measure. Free cash flow is calculated from net cash flow from operating activities from continuing operations less additions to property, plant and equipment. Cash flow contribution from discontinued operations would be incremental. Strong Free Cash Flow Supports Dividend and De-leveraging 1 1 1 3 1

Go Forward Capital Allocation Policy Priority Maintain current annualized dividend (~$400MM / year) Modest increases subject to Board of Directors approval Dividend De-lever to 3.6x to 3.5x by FY21 Solid investment grade credit rating Debt Acquisitions only if ahead of de-leveraging targets Divestitures are a potential de-leveraging accelerator M&A Only if ahead of de-leveraging targets Share Repurchase

Disciplined Approach to Acquisitions… Modernizing Acquisitions Tend to be smaller Consistent with emerging trends Provide platform for expansion Synergistic Acquisitions Tend to be larger Can enhance network and capabilities Can offer material economic benefit

…And Divestitures

Strategic Fit

- Limited coherence with portfolio objectives
- Disadvantaged category fundamentals
- Low priority for innovation or investment
- Divestiture logic immediately evident

Financial Fit

- Consistent business underperformance
- Lower-than-average returns
- Outside buyer offering value in excess of internal value
- Divestiture value creation potential immediately evident

Other Considerations

- Accelerate de-leveraging path
- Balance EPS dilution with de-leveraging
- ~$2.8B gross (~$700MM net) tax asset expires at end of FY21

28 | CONAGRA BRANDS

Conclusion We have made significant progress reshaping Legacy Conagra over the last four years The acquisition of Pinnacle is the next step forward in our value creation playbook Our long-term targets and capital allocation policy create a compelling investment opportunity 1 2 3

Appendix

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)

FY18	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense (benefit)	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$ 2,351.5	$ 1,398.4	$ 953.1	$ 874.8	$ 174.6	18.0%	$ 808.4	$ 1.95
% of Net Sales	*29.6 %*	*17.6 %*	*12.0%*					
Restructuring plans	7.8	30.2	38.0	38.0	11.0		27.0	0.07
Acquisitions and divestitures	0.6	15.1	15.7	15.7	4.8		10.9	0.03
Corporate hedging losses (gains)	(6.2)	—	(6.2)	(6.2)	(1.6)		(4.6)	(0.01)
Pension settlement and valuation adjustment	—	—	—	5.4	1.7		3.7	0.01
Intangible impairment charges	—	4.8	4.8	4.8	1.1		3.7	0.01
Early exit of an unfavorable lease contract by purchasing the building	—	34.9	34.9	34.9	9.3		25.6	0.06
Gain on substantial liquidation of an international joint venture	—	—	—	—	(1.4)		(2.9)	(0.01)
Advertising and promotion expenses [2]	—	278.6	—	—	—		—	—
Legal matters	—	151.0	151.0	151.0	37.7		113.3	0.28
Wesson valuation allowance adjustment	—	—	—	—	(78.6)		78.6	0.19
Tax reform adjustments	—	—	—	—	233.3		(233.3)	(0.57)
Unusual tax items	—	—	—	—	(42.1)		42.1	0.10
Income from discontinued operations, net of noncontrolling interests	—	—	—	—	—		(14.3)	—
Adjusted	$ 2,353.7	$ 883.8	$ 1,191.3	$ 1,118.4	$ 349.8	28.9%	$ 858.2	$ 2.11
% of Net Sales	*29.7 %*	*11.1 %*	*15.0%*					
FY18 vs FY15 % of net sales change - reported	*419 bps*	*162 bps*	*257 bps*					
FY18 vs FY15 % of net sales change - adjusted	*373 bps*	*(58) bps*	*425 bps*					
FY15 - FY18 CAGR – reported								*23.3%*
FY15 - FY18 CAGR - adjusted								*20.0%*

1. Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.
2. Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company's operating performance. Please note that A&P is not removed from adjusted profit measures.

32

CONAGRA BRANDS

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)

FY17	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense (benefit)	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	**$ 2,343.8**	**$ 1,474.0**	**$ 869.8**	**$ 729.5**	**$ 254.7**	**31.8%**	**$ 639.3**	**$ 1.25**
% of Net Sales	*29.9 %*	*18.8 %*	*11.8%*					
Gain on sale of Spicetec and J.M. Swank businesses	—	(197.4)	(197.4)	(197.4)	(129.0)		(68.4)	(0.16)
Restructuring plans	15.5	46.4	61.9	63.6	22.2		41.4	0.09
Acquisitions and divestitures	0.5	30.9	31.4	31.4	11.8		19.6	0.05
Corporate hedging losses (gains)	5.1	—	5.1	5.1	1.9		3.2	0.01
Goodwill and intangible impairment charges	—	304.2	304.2	304.2	46.5		257.7	0.59
Early extinguishment of debt	—	93.3	93.3	93.3	33.1		60.2	0.14
Salaried pension plan lump sum settlement	—	—	—	13.8	5.3		8.5	0.02
Advertising and promotion expenses [2]	—	328.3	—	—	—		—	—
Legal matters	—	(5.7)	(5.7)	(5.7)	(2.0)		(3.7)	(0.01)
Tax adjustment of valuation allowance	—	—	—	—	91.3		(91.3)	(0.21)
Unusual tax items	—	—	—	—	14.6		(14.6)	(0.03)
Income from discontinued operations, net of noncontrolling interests	—	—	—	—	—		(95.2)	—
Adjusted	**$ 2,364.9**	**$ 874.0**	**$ 1,162.6**	**$ 1,037.8**	**$ 350.4**	**31.6%**	**$ 756.7**	**$ 1.74**
% of Net Sales	*30.2 %*	*11.2 %*	*14.9%*					

1. Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.
2. Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company's operating performance. Please note that A&P is not removed from adjusted profit measures.

33

CONAGRA BRANDS

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)

FY16	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense (benefit)	Income tax rate	Net income (loss) attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	**$ 2,429.2**	**$ 1,720.8**	**$ 708.4**	**$ 108.8**	**$ 46.4**	**26.5%**	**$ (677.0)**	**$ 0.29**
% of Net Sales	*28.0%*	*19.9%*	*8.2%*					
Restructuring plans	49.0	206.9	256.0	281.8	103.6		178.2	0.41
Acquisitions and divestitures	—	—	—	—	—		—	—
Corporate hedging losses (gains)	(16.4)	—	(16.4)	(16.4)	(6.3)		(10.1)	(0.02)
Pension valuation adjustment	—	—	—	348.5	133.4		215.1	0.49
Intangible impairment charges	—	50.1	50.1	50.1	18.5		31.6	0.07
Early extinguishment of debt	—	23.9	23.9	23.9	8.5		15.4	0.04
Advertising and promotion expenses [2]	—	347.2	—	—	—		—	—
Legal matters	—	5.0	5.0	5.0	1.9		3.1	0.01
Unusual tax items	—	—	—	—	(11.0)		11.0	0.03
Loss from discontinued operations, net of noncontrolling interests	—	—	—	—	—		803.6	—
Rounding	—	—	—	—	—		—	(0.02)
Adjusted	**$ 2,461.8**	**$ 1,087.7**	**$ 1,027.0**	**$ 801.7**	**$ 295.0**	**34.0%**	**$ 570.9**	**$ 1.30**
% of Net Sales	*28.4%*	*12.6%*	*11.9%*					

1. Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.
2. Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company's operating performance. Please note that A&P is not removed from adjusted profit measures.

34

CONAGRA BRANDS

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)

FY15	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense (benefit)	Income tax rate	Net income (loss) attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$ 2,297.7	$ 1,445.5	$ 852.2	$ 584.6	$ 212.7	32.0%	$ (252.6)	$ 1.04
% of Net Sales	*25.4%*	*16.0%*	*9.4%*					
Restructuring plans	19.6	26.6	46.2	47.7	17.5		30.2	0.07
Corporate hedging losses (gains)	24.6	—	24.6	24.6	9.3		15.3	0.03
Pension valuation adjustment	—	—	—	6.9	2.7		4.2	0.01
Goodwill and intangible impairment charges	—	25.7	25.7	25.7	2.6		23.1	0.05
Early extinguishment of debt	—	24.6	24.6	24.6	9.5		15.1	0.04
Integration of former Ralcorp business	—	5.0	5.0	5.0	1.9		3.1	0.01
Advertising and promotion expenses [2]	—	312.6	—	—	—		—	
Legal matters	—	(7.0)	(7.0)	(7.0)	—		(7.0)	(0.02)
Unusual tax items	—	—	—	—	5.2		(5.2)	(0.01)
Loss from discontinued operations, net of noncontrolling interests	—	—	—	—	—		701.4	
Adjusted	$ 2,341.9	$ 1,058.0	$ 971.3	$ 712.1	$ 261.4	33.0%	$ 527.6	$ 1.22
% of Net Sales	*25.9%*	*11.7%*	*10.8%*					

1. Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.
2. Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company's operating performance. Please note that A&P is not removed from adjusted profit measures.

35

CONAGRA BRANDS

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)

Reconciliation of Refrigerated & Frozen Organic Net Sales and Adjusted Operating Profit

	FY17 YTD	Q4 FY18	Q3 FY19 YTD	Trailing 4 Quarters (as of FY19 Q3)
Net Sales	$ 2,652.7	$ 690.7	$ 2,117.3	$ 2,808.0
Net sales from acquired businesses	(5.8)	(17.3)	(25.7)	(43.0)
Organic Net Sales	$ 2,646.9	$ 673.4	$ 2,091.6	$ 2,765.0
Year-over-year change - Net Sales	(7.5)%	7.9%	2.7%	3.9%
Net sales from acquired businesses (pp)	0.2	(2.7)	(1.3)	(1.6)
Organic Net Sales Growth	(7.7)%	5.2%	1.4%	2.3%

	FY16 YTD	Q4 FY17	Q3 FY18 YTD	Trailing 4 Quarters (as of FY18 Q3)
Net Sales	$ 2,867.8	$ 640.2	$ 2,062.3	$ 2,702.5
Net sales from acquired businesses	—	—	—	—
Organic Net Sales	$ 2,867.8	$ 640.2	$ 2,062.3	$ 2,702.5

	FY17 YTD	Q4 FY18	Q3 FY19 YTD	Trailing 4 Quarters (as of FY19 Q3)
Operating Profit	$ 445.8	$ 122.9	$ 365.0	$ 487.9
Restructuring plans	6.2	—	1.0	1.0
Adjusted Operating Profit	$ 452.0	$ 122.9	$ 366.0	$ 488.9
Operating Profit Margin	16.8 %	17.8 %	17.2 %	17.4 %
Adjusted Operating Profit Margin	17.0 %	17.8 %	17.3 %	17.4 %

36

CONAGRA BRANDS

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions)   FY18 FY17 Net Sales $ 7,938.3   $ 7,826.9   Impact of foreign exchange (27.9) 29.2   Net sales from acquired businesses (169.1) (36.5) Net sales from divested businesses (283.2) (370.0) Net sales from sold Trenton plant (79.1) (86.8) Organic Net Sales ex Trenton $ 7,379.0   $ 7,362.8         Year-over-year change - Net Sales 1.4% (9.7)% Impact of foreign exchange (pp) (0.4) 0.3   Net sales from acquired businesses (pp) (2.1) (0.6) Net sales from divested businesses (pp) 1.1   4.6   Net sales from sold Trenton plant (pp) 0.1   —   Organic Net Sales ex Trenton Growth 0.1% (5.4)%         FY17 FY16 Net Sales $ 7,826.9   $ 8,664.1   Net sales from divested businesses (370.0) (797.4) Net sales from sold Trenton plant (86.8) (86.1) Organic Net Sales ex Trenton $ 7,370.1   $ 7,780.6

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (in millions) May 29, 2016 Receivables, less allowance for doubtful accounts Inventories Accounts payable Working capital Reported 1 $ 650.1   $ 1,044.1   $ 706.7   $ 987.5   Divested businesses 2 (28.4) (12.2) (49.1) 8.5   Adjusted $ 621.7   $ 1,031.9   $ 657.6   $ 996.0     For the Fiscal Year Ended May 27, 2018 Net cash flows from operating activities - continuing operations $ 919.7   Additions to property, plant and equipment (251.6) Free cash flow $ 668.1   Reconciliation of Adjusted Working Capital Reconciliation of Free Cash Flow Balances are as reported in the Annual Report on Form 10-K for the fiscal year ended May 28, 2017. Balances related to divested businesses that were not reported as assets and liabilities held for sale in the Annual Report on Form 10-K for the fiscal year ended May 28, 2017.